As filed with the Securities and Exchange Commission on November 3, 2003.

Registration No. 333-108820

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IPSCO INC.*

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	3310/3317/3390 (Primary Standard Industrial Classification Numbers)	98-0077354 (I.R.S. Employer Identification No.)

P.O. Box 1670, Regina, Saskatchewan, Canada S4P 3C7

Telephone: (306) 924-7700

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

George H. Valentine, Esq.

Vice President, General Counsel and Corporate Secretary, IPSCO Inc.

650 Warrenville Road, Suite 500

Lisle, Illinois 60532

Telephone: (630) 810-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carter W. Emerson, P.C.

Kirkland & Ellis LLP

200 E. Randolph Drive

Chicago, Illinois 60601

Telephone: (312) 861-2000

*	The Co-Registrants listed on the next page are also included in this Form F-4 Registration Statement as additional Registrants.

Approximate date of commencement of proposed sale of the securities to the public:    The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant and the Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exact Name of Additional Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.
IPSCO Steel (Alabama) Inc.	Alabama	63-1215922
IPSCO Alabama Ltd.	Alabama	26-0039907
IPSCO Minnesota Inc.	Delaware	41-1519601
IPSCO Tubulars Inc.	Delaware	84-1016860
IPSCO Texas Inc.	Delaware	98-0186324
IPSCO Ontario Inc.	Canada	N/A
IPSCO Recycling Inc.	Canada	N/A
IPSCO Investments Inc.	Delaware	98-0196788
IPSCO Saskatchewan Inc.	Canada	98-0389320
IPSCO Steel Inc.	Delaware	42-1417058
IPSCO Enterprises Inc.	Delaware	84-1004635

*  The address and telephone number for each of the additional Registrants organized in the U.S. are  650 Warrenville Road, Suite 500, Lisle, Illinois 60532, telephone: (630) 810-4800. The address and telephone number for each of the additional Registrants organized in Canada are P.O. Box 1670, Regina, Saskatchewan, Canada S4P 3C7, telephone: (306) 924-7700. The primary standard industrial classification numbers for each of the additional Registrants are 3310/3317/3390.

The name and address, including zip code, of the agent for service for each of the additional Registrants are George H. Valentine, Esq., Vice President, General Counsel and Corporate Secretary, IPSCO Inc., 650 Warrenville Road, Suite 500, Lisle, Illinois 60532. The telephone number, including area code, of the agent for service for each of the additional Registrants is (630) 810-4800.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell nor is it an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2003

PROSPECTUS

IPSCO INC.

Exchange Offer for

$200,000,000

8 3/4% Senior Notes due 2013

We are offering to exchange:

up to $200,000,000 of our new 8¾% Senior Notes due 2013

for

a like amount of our outstanding 8¾% Senior Notes due 2013

Material Terms of Exchange Offer

➢	Expires at 12:00 midnight, New York City time, on , 2003, unless extended.

➢	The terms of the notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

➢	The notes will be fully and unconditionally guaranteed on a senior unsecured basis by all of our subsidiaries that are guarantors or co-borrowers under our credit facility. The notes and the guarantees will rank equally with all of our and the guarantors’ existing and future unsecured debt. The notes and the guarantees will rank senior to all of our debt that is expressly subordinated to the notes and the guarantees, but will be effectively subordinated to all of our existing and future senior secured indebtedness to the extent of the value of the assets securing that indebtedness and to all liabilities of our subsidiaries that are not guarantors.

➢	The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

➢	The exchange offer is not subject to any condition other than that it not violate applicable law or interpretation of the Staff of the SEC.

➢	The exchange offer is made to holders of the notes resident only in the United States of America.

➢	We will not receive any proceeds from the exchange offer.

➢	There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system.

For a discussion of certain factors that you should consider before participating in this exchange offer, see “ Risk Factors” beginning on page 7 of this prospectus.

Neither the SEC nor any state or Canadian securities commission has approved the notes to be distributed in this exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                , 2003

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus is accurate as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted.

This document incorporates important business and financial information about IPSCO Inc. and the Co-Registrants from other documents that are not included in or delivered with this document. You may obtain these documents at the SEC’s website, www.sec.gov. We are not incorporating the contents of the website of the SEC or any other person into this document. We are only providing information about how you can obtain certain documents which are incorporated into this document by reference at this website.

This information is also available to you without charge upon your written or oral request as described below:

IPSCO Inc.

650 Warrenville Road, Suite 500

Lisle, Illinois 60532

Telephone: (630) 810-4800

Attn: Robert Ratliff

Vice President and Chief Financial Officer

If you would like to request any copies of any documents, please do so no later than                         , 2003 in order to ensure timely delivery prior to the expiration of the exchange offer.

For additional information about where to obtain copies of documents, see “Where You Can Find More Information” beginning on page 85.

Enforceability of civil liabilities against foreign persons

We are a corporation organized under the laws of Canada and are governed by the applicable provincial and federal laws of Canada. Several of our directors and officers and some of the experts named in this prospectus reside principally in Canada. Because these persons are located outside the United States, it may not be possible for you to effect service of process within the United States upon them. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in U.S. courts, because a portion of our assets and the assets of these persons are located outside the United States. We have been advised by MacPherson Leslie & Tyerman LLP, our Canadian counsel, that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon the U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us, our directors and officers or the experts named in this prospectus.

Presentation of financial information

We report our historical financial statements contained in, or incorporated by reference into, this prospectus in U.S. dollars and prepare them in accordance with Canadian generally accepted accounting principles, or GAAP. Note 21 to our 2002 historical consolidated financial statements contained in our Annual Report on Form 40-F for the fiscal year ended December 31, 2002, as amended, which is incorporated into this document by reference, summarizes the significant differences between GAAP in Canada and in the United States.

In this prospectus, all references to “$” refer to U.S. dollars and all references to “Cdn$” refer to Canadian dollars.

Exchange rate data

The following tables list, for each period presented, certain of the following information: the high and low exchange rates, the average of the exchange rates on the last day of each month during the period indicated and the exchange rates at the end of the period for one Canadian dollar, expressed in U.S. dollars, based on the inverse of the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York. On October 30, 2003, the inverse of the noon buying rate in New York City for cable transfers of Canadian dollars was Cdn$0.7652 = $1.00.

	Year Ended December 31,					Nine Months Ended September 30, 2003
	1998	1999	2000	2001	2002
High for period	0.7105	0.6925	0.6969	0.6697	0.6619	0.7492
Low for period	0.6341	0.6535	0.6410	0.6241	0.6200	0.6349
End of period	0.6504	0.6925	0.6669	0.6279	0.6329	0.7404
Average for period	0.6714	0.6744	0.6724	0.6444	0.6369	0.7037

	Month Ended
	April 30, 2003	May 31, 2003	June 30, 2003	July 31, 2003	August 31, 2003	September 30, 2003
High for period	0.6975	0.7437	0.7492	0.7481	0.7228	0.7424
Low for period	0.6737	0.7032	0.7263	0.7085	0.7092	0.7207

ii

Prospectus summary

The following summary contains basic information about this offering. It likely does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document. As used in this prospectus, unless the context indicates otherwise, “we,” “our” and “us” refer collectively to IPSCO Inc., the issuer of the notes, and its consolidated subsidiaries.

THE COMPANY

We are a low-cost North American steel producer incorporated in Canada with facilities and process equipment located at 12 sites throughout Canada and the United States. These facilities produce carbon steel slabs, hot rolled discrete plate and coil, cut-to-length plate and sheet, and finished tubular products. In addition, we have several scrap collection sites located principally in Western Canada.

Our principal executive office is located at P.O. Box 1670, Regina, Saskatchewan, Canada S4P 3C7. Our telephone number is (306) 924-7700.

Summary of the exchange offer

The Initial Offering of Outstanding Notes

We sold the outstanding notes on June 18, 2003 to UBS Securities LLC, RBC Dominion Securities Corporation, TD Securities (USA) Inc., CIBC World Markets Corp., ABN AMRO Incorporated and Wells Fargo Securities, LLC. We collectively refer to those parties in this prospectus as the “initial purchasers.” The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

Registration Rights Agreement

Simultaneously with the initial sale of the outstanding notes, we entered into a registration rights agreement for the exchange offer. In the registration rights agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the SEC and to complete this exchange offer within 180 days of issuing the outstanding notes. The exchange offer is intended to satisfy your rights under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

If we do not comply with, among other things, our obligation to complete this exchange offer within 180 days of issuing the outstanding notes, we will pay liquidated damages in cash in an amount equal to 0.25% per annum of the aggregate principal amount of outstanding notes during the first 90 days, increasing by 0.25% per annum for each subsequent 90-day period, up to a maximum of 1.00% per annum, until we are in compliance. For more details, see “The Exchange Offer.”

The Exchange Offer

We are offering to exchange the exchange notes, which have been registered under the Securities Act, for your outstanding notes, which were issued on June 18, 2003 in the initial offering. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are properly tendered and not validly withdrawn will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offer. The exchange offer is being made to holders of the notes resident only in the United States of America.

Resales

We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

➢	the exchange notes are being acquired in the ordinary course of your business;

➢	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

➢	you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-marking or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Record Date	We mailed this prospectus and the related exchange offer documents to registered holders of outstanding notes on , 2003.

Expiration Date	The exchange offer will expire at 12:00 midnight, New York City time, , 2003, unless we decide to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or interpretation of the staff of the SEC.

Procedures for Tendering Outstanding Notes

We issued the outstanding notes as global securities. When the outstanding notes were issued, we deposited the global notes representing the outstanding notes with Wells Fargo Bank Minnesota, N.A., as book-entry depositary. Wells Fargo Bank Minnesota, N.A. issued a certificateless depositary interest in each global note we deposited with it, which represents a 100% interest in the notes, to The Depository Trust Company, known as DTC. Beneficial interests in the outstanding notes, which are held by direct or indirect participants in DTC through the certificateless depositary interest, are shown on records maintained in book-entry form by DTC.

You may tender your outstanding notes through book-entry transfer in accordance with DTC’s Automated Tender Offer Program, known as ATOP. To tender your outstanding notes by a means other than book-entry transfer, a letter of transmittal must be completed and signed according to the instructions contained in the letter. The letter of transmittal and any other documents required by the letter of transmittal must be delivered to the exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver the outstanding notes to the exchange agent or comply with the procedures for guaranteed delivery. See “The Exchange Offer—Procedures for Tendering Outstanding Notes” for more information.

Do not send letters of transmittal and certificates representing outstanding notes to us. Send these documents only to the exchange agent. See “The Exchange Offer—Exchange Agent” for more information.

Special Procedures for Beneficial Owners

If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights	You may withdraw the tender of your outstanding notes at any time prior to 12:00 midnight, New York City time on , 2003.

Material U.S. Federal Income Tax Considerations

The exchange of outstanding notes will not constitute a taxable event for United States federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences of the exchange to you.

Material Canadian Federal Income Tax Considerations

The exchange of outstanding notes will not constitute a taxable event for purposes of the Income Tax Act (Canada). See “Material Canadian Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences of the exchange to you.

Consequences of Failure to Exchange

Outstanding notes that are not tendered will be subject to the existing transfer restrictions on such notes after the exchange offer. We will have no further obligation to register the outstanding notes. If you do not participate in the exchange offer, the liquidity of your outstanding notes could be adversely affected.

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent	Wells Fargo Bank Minnesota, N.A. is serving as the exchange agent in connection with the exchange offer.

Summary of terms of the exchange notes

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes. The exchange notes represent the same debt as the outstanding notes. Both the outstanding notes and the exchange notes are governed by the same indenture. We use the term “notes” in this prospectus to collectively refer to the outstanding notes and the exchange notes.

Issuer	IPSCO Inc., a Canadian corporation.

Securities Offered	$200,000,000 aggregate principal amount of 8 3/4% Senior Notes due 2013.

Maturity Date	June 1, 2013.

Interest Rate and Payment Dates

The notes will accrue interest from the date of their issuance at the rate of 8 3/4% per year. Interest on the notes will be payable semi-annually in arrears on each June 1 and December 1, commencing on December 1, 2003. We will make interest payment in U.S. dollars.

Optional Redemption

We may redeem the notes, in whole or part, at any time on or after June 1, 2008 at a redemption price equal to 100% of the principal amount plus a premium declining ratably to par, plus accrued and unpaid interest. In addition, prior to June 1, 2006, we may redeem up to 35% of the aggregate principal amount of the notes with the proceeds of qualified equity offerings at a redemption price equal to 108.75% of the principal amount, plus accrued and unpaid interest.

Redemption for Changes in Canadian or Other Withholding Taxes/Additional Amounts

We will make payments on the notes free of withholding or deduction for Canadian or other taxes. If withholding or deduction is required, we will be required to pay additional amounts so that the net amounts you receive will equal the amount you would have received if withholding or deduction had not been imposed. In that event, however, we can redeem the notes, in whole but not in part, at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of redemption. See “Description of the Notes—Additional Amounts.”

Change of Control	If we experience a change of control, we may be required to offer to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

Ranking; Guarantees

The notes will be our senior unsecured obligations. The notes will initially be guaranteed on a senior unsecured basis by all of our subsidiaries that are guarantors or co-borrowers under our credit facility.

The notes and the guarantees will rank equally with all of our and the subsidiary guarantors’ existing and future senior unsecured debt.

The notes and the guarantees will rank senior to all of our debt that is expressly subordinated to the notes and the guarantees, but will be effectively subordinated to all of our existing and future senior secured indebtedness to the extent of the value of the assets securing that indebtedness.

Under the indenture for the notes, we are able to incur unlimited additional indebtedness if our fixed charge coverage ratio is at least 2.0 to 1.0 or the notes are rated investment grade by Moody’s Investors Service Inc., Standard & Poor’s Rating Services and Dominion Bond Rating Service Limited and no default or event of default has occurred. See “Description of the Notes—Certain Covenants—Limitations on Additional Indebtedness.”

Restrictive Covenants	The indenture governing the notes contains covenants that limit our ability and the ability of our subsidiaries to, among other things:

➢	incur additional indebtedness;

➢	subordinate indebtedness to other indebtedness unless such subordinated indebtedness is also subordinated to the notes;

➢	pay dividends or make other distributions or repurchase or redeem our stock or subordinated indebtedness;

➢	make investments;

➢	sell assets and issue capital stock of restricted subsidiaries;

➢	enter into new lines of business;

➢	incur liens;

➢	enter into agreements restricting our subsidiaries’ ability to pay dividends;

➢	enter into sale and leaseback transactions;

➢	enter into transactions with affiliates; and

➢	consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the Notes—Certain Covenants” in this prospectus.

Covenant Suspension

At any time when the notes are rated investment grade by Moody’s Investors Service Inc., Standard & Poor’s Rating Services and Dominion Bond Rating Service Limited and no default or event of default has occurred, many of the foregoing restrictions will not apply, including restrictions on our ability to:

➢	incur additional indebtedness;

➢	subordinate indebtedness to other indebtedness without such subordinated indebtedness being subordinated to the notes;

➢	pay dividends or make other distributions or repurchase or redeem our stock or subordinated indebtedness;

➢	make investments;

➢	sell assets and issue capital stock of restricted subsidiaries;

➢	enter into new lines of business;

➢	enter into sale and leaseback transactions;

➢	enter into transactions with affiliates; and

➢	consolidate, merge or sell all or substantially all of our assets.

Additionally, actions taken by us during any period when these restrictions are suspended will be permitted to exist even if we again become subject to these covenants as a result of losing an investment grade rating. See “Description of the Notes—Certain Covenants.”

You should refer to the section entitled “Risk Factors” for an explanation of material risks of participating in the exchange offer.

Risk factors

You should consider carefully the information set forth in this section along with all the other information provided to you in this prospectus in deciding whether to participate in the exchange offer.

RISKS ASSOCIATED WITH THE EXCHANGE OFFER

Because there is no public market for the notes, you may not be able to resell your notes.

The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there is a risk that:

➢	there may be no or limited liquidity in any trading market that may develop;

➢	holders may not be able to sell their exchange notes; or

➢	the price at which the holders would be able to sell their exchange notes may vary.

If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.

We understand that the initial purchasers presently intend to make a market in the notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. An active trading market may not exist for the notes, and any trading market that does develop may not be liquid.

In addition, any outstanding note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see “The Exchange Offer.”

Your outstanding notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your notes will continue to be subject to existing transfer restrictions and you may not be able to sell your outstanding notes.

We will not accept your notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of notes, we will not accept your notes for exchange.

If you do not exchange your outstanding notes, your outstanding notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your outstanding notes.

We did not register the outstanding notes, nor do we intend to do so following the exchange offer. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding notes, you will lose your right to have your outstanding notes registered

Risk factors

under the federal securities laws. As a result, if you hold outstanding notes after the exchange offer, you may not be able to sell your outstanding notes.

RISKS RELATING TO OUR BUSINESS

Intense competition and excess global capacity in the steel industry may exert downward pressure on pricing.

The global steel industry is highly competitive and capital intensive. We compete with foreign and domestic producers, including both integrated and mini-mill producers, a number of which have substantially greater financial and capital resources than we have and some of which continue to invest heavily to achieve increased production efficiencies and improved product quality. Competition is based on price, quality and the ability to meet customers’ product specifications and delivery schedules. In addition, in the case of certain product applications, steel competes with a number of other materials such as plastic, aluminum and composite materials. The highly competitive nature of the industry, combined with excess capacity, the potential for currently idled facilities to be restarted, excess supply of some products and a number of potential steel substitutes may in the future exert downward pressure on prices for our products.

Diminished barriers to entry could lead to new entrants to the steel industry or the reconstitution of existing participants with more competitive cost structures.

Substantial capital costs to construct steelworks, combined with expensive labor contracts, were traditionally a barrier to entry into the steel industry. Recent events, most notably the emergence of International Steel Group Inc., point to the ability of prospective investors to secure plants and equipment, especially from those in financial distress, for significantly less capital than historically required. Traditional labor contracts may be replaced with more competitive agreements. In addition, new technology may be developed. There is a risk that these changing conditions could lead to new entrants to the steel industry or the reconstitution of existing participants with more competitive cost structures.

Current trade practices and significant competition from foreign steel producers may lead to an increase in steel imports into North America, adversely affecting our market share and negatively impacting our sales, margins, profitability and ability to compete effectively.

The North American steel industry has historically faced significant competition from foreign steel producers. Some foreign steel producers are owned, controlled or subsidized by their governments, and their decisions with respect to production, sales and exports may be influenced more by political and economic policy considerations than by prevailing market conditions. In addition, foreign steel producers may be subject to less restrictive regulatory and environmental regimes that could provide a cost advantage relative to North American producers. Some foreign steel producers have continued to sell steel in the North American markets despite decreasing profit margins or losses. If current and future trade cases do not provide relief from such trade practices, relevant U.S. or Canadian protective trade laws are weakened, world demand for steel decreases or the United States or Canadian dollars strengthen against foreign currencies, an increase in the market share of imports into the United States or Canada may occur, which could materially adversely affect us.

Bankruptcy laws and continued government subsidies to North American steel producers have negatively impacted our results.

Continued government subsidies to weaker, inefficient North American producers have hurt our results. Several companies in the United States and Canada, which would otherwise be uncompetitive because of old, inefficient, high cost operations, have remained in business under the protection of bankruptcy laws.

Risk factors

In some cases competitors have emerged from bankruptcy or stayed in business only because governments are guaranteeing their debt or paying their obligations for pension and other benefits. For example, several steel companies with whom we compete, including Gulf States Steel, Inc. of Alabama, Geneva Steel LLC, LTV Corporation and Bethlehem Steel Corporation, filed for bankruptcy protection during the past few years. In addition, Algoma Steel Inc., a competitor in the Toronto, Ontario market, filed for the Canadian equivalency to bankruptcy. We believe that these companies frequently obtained business by offering the same or similar steel products at prices lower than ours, and in many cases, at prices lower than such products’ costs, at a time when they were not required to repay many of their financial obligations due to the protections available under the bankruptcy laws. In one case, Geneva Steel LLC received $110 million of government-guaranteed loans upon emergence from bankruptcy and continued to obtain business that we might otherwise have received. This company re-filed for bankruptcy less than one year later. There is a risk that our operating results may continue to be adversely affected if other competitors file for bankruptcy protection and operate under the bankruptcy laws.

Our profitability may be adversely impacted by increases in raw material costs.

Our principal raw material is steel scrap derived from, among other sources, junked automobiles, industrial scrap, railroad cars, agricultural and heavy machinery and demolition scrap from obsolete structures, containers and machines. The availability of and prices for scrap are subject to market forces largely beyond our control, including demand by North American and international steel producers, freight costs and speculation. In addition, our operations require substantial amounts of other raw materials and inputs, including various types of alloys, electricity, natural gas and oxygen, the price and availability of which are also subject to market forces and governmental regulation. We may not be able to pass on increases in the price of steel scrap or other raw materials and, consequently, any such increases may adversely impact profitability and materially adversely affect us.

Excess U.S. mini-mill capacity may exert upward pressure on the cost of scrap metal and other inputs, which could materially adversely affect us.

Mini-mills, production facilities that produce steel by melting scrap metal in electric arc furnaces, comprise a significant part of our business. The competitiveness of mini-mills relative to integrated mills, production facilities that produce steel from coke and iron ore, is influenced by the cost of scrap, which represents a significant production cost for mini-mills. We currently do not have long term supply contracts for scrap metal. If scrap prices increase significantly without a commensurate increase in finished steel selling prices, the competitive position of mini-mills would be materially adversely affected. We believe that increases in U.S. mini-mill capacity may increase the price paid for scrap and other inputs. Future increases in the prices paid for scrap and other inputs may materially adversely affect us.

Our business is highly dependent on the availability and prices of energy. Our profitability could be hurt if energy prices fluctuate significantly or if we are unable to receive sufficient energy inputs on a timely basis.

Our manufacturing processes are also dependent upon adequate supplies of energy such as electricity and natural gas, as steel manufacturing is an energy intensive industry. Any interruption in the supply of energy to us, whether scheduled or unscheduled, could materially adversely affect us. Our electricity agreements in place for the Regina, Montpelier and Mobile Steelworks expire in 2008, 2006 and 2011, respectively. Although the electricity agreement currently in place at the Regina Steelworks provides for a firm supply, the agreements in place for the Montpelier and Mobile Steelworks permit certain interruptions of supply upon notice. Upon the expiration of any of our energy agreements, we may not be able to enter into a new agreement with our suppliers or others on price and other terms that would enable us to compete effectively. In addition, further outages as a result of “peak shaving” or other disruptions in power supply may occur at the Montpelier or Mobile Steelworks or our other facilities, and such disruptions could materially adversely affect us.

Risk factors

Moreover, if our variable costs increase disproportionately to our revenues, our earnings will be significantly reduced. As an example of a variable cost, the price of natural gas has been particularly volatile in recent years. Our natural gas prices have changed from an average of $3.48 per MMBtu in 2000 to $5.13 per MMBtu in 2001 to $3.82 per MMBtu in 2002 to $4.95 per MMBtu for the nine months ended September 30, 2003. Further increases in the costs of natural gas and other energy resources may adversely affect our results of operations, financial condition and cash flows. Furthermore, because the price of our products does not always increase with the cost of our inputs, we may be unable to pass any such higher costs on to our customers.

Additionally, although we attempt to reduce our exposure to fluctuations in the price of natural gas through hedging, our forward contracts for natural gas delivery leave us subject to the risk of declines in the price of natural gas below the fixed prices that we have contracted for, which might result in our paying more for natural gas than our competitors, and the risk that the counterparties to these contracts will not perform.

Environmental laws and regulations impose substantial costs and limitations on our operations.

We are subject to a wide range of environmental laws and regulations. Among other things, these requirements regulate wastewater discharges, air emissions, noise control, the use, management and disposal of hazardous and non-hazardous materials and wastes, and the cleanup of contamination. These requirements are complex, changing, and tend to become more stringent over time. There is a risk that we have not been nor will we be at all times in complete compliance with all environmental requirements, and we may incur material environmental costs or liabilities in the future. Violations could result in penalties, or the curtailment or cessation of operations, which could have a material adverse effect on us. We generate certain wastes, such as electric arc furnace dust, that are regulated as hazardous wastes and must be properly disposed of under applicable environmental laws. Environmental laws also impose liability for the cleanup of contaminated properties. Some of our facilities have been in operation for many years and, over such time, the facilities have used materials and disposed of wastes that may require cleanup for which we could be liable. We are currently conducting cleanups at some of our properties. There is a risk that the cleanup of contamination, including any potential contamination not yet discovered, will materially adversely affect us.

We have spent, and can be expected to continue to spend, substantial amounts to comply with environmental laws and regulations. Our expenditures for environmental control facilities totaled $2.7 million in 2002. We expect to spend a similar annual amount in 2003 and 2004, however, our environmental capital expenditures may materially increase in the future.

Our Canadian operations could be affected by the Kyoto Protocol, which concerns the reduction of carbon dioxide, methane, and certain other “greenhouse gasses.” Our Regina steelworks will be subject to the “Canada-Wide Standard for Dioxins and Furans” which may require us to purchase additional baghouse (air pollution control) capacity in 2005, at a cost we estimate will be about $7.3 million.

Weakness in the oil and gas industry would result in a reduction in demand for our products, which could materially adversely affect us.

Sales of energy tubular products other than large diameter pipe represented 18%, 18% and 13% of our total sales tonnage in the years 2000, 2001 and 2002, respectively. The oil and gas industry is cyclical and sensitive to, among other things, oil and natural gas prices and weather conditions. Accordingly, our results from operations are affected by these factors. In 2002, the numbers of rigs drilling in both Canada and the United States fell relative to the previous year. Through September 2003, activity has increased significantly over 2002. There is a risk that sales to our oil and gas industry customers will not continue at present levels, and any decrease in such sales could materially adversely affect us.

Risk factors

Unexpected equipment failures and other interruptions in our production capabilities may cause fluctuations in our sales and income.

Our manufacturing processes are dependent upon certain critical pieces of steelmaking equipment, such as electric arc furnaces, continuous slab casters and rolling mill equipment, pipemaking, cut-to-length lines, temper mills and shredding equipment, which on occasion may be out of service due to routine scheduled maintenance or as a result of equipment failures. Such interruptions in our production capabilities could result in fluctuations in our sales and income. There is a risk that a significant shutdown may occur in the future and that such a shutdown would materially adversely affect us.

Demand for our products may be insufficient, and we may not be successful in gaining the necessary market share for our facilities to be viable over the longer term.

Since 1996, we have invested approximately $1 billion in our steel production facilities. We will need to achieve and maintain certain levels of sales volume for the various products produced at our facilities in order for them to be economically viable over the longer term. The overall market demand for our products may not be sufficient in the future and we may not be successful in gaining and maintaining the necessary market share for these products, either of which circumstances could materially adversely affect us.

Demand for large diameter pipe tends to vary depending on the existence of large pipeline projects, and if we cannot shift production towards other products during periods in which there is little demand for large diameter pipe, our results could be materially adversely affected.

Sales of large pipe greater than 16 inches in diameter represented 9%, 6% and 5% of our total tons shipped in the years 2000, 2001 and 2002, respectively. The large diameter pipe business is dependent on the existence of large pipeline projects. As a result, the large diameter pipe business tends to experience both periods of high activity and periods in which there are no projects requiring large diameter pipe. In 2002, there were fewer and smaller projects requiring oil or gas transmission pipe. Similarly, if in subsequent periods there are fewer large pipeline projects requiring large diameter pipe, we would again endeavor to shift steel production towards other tubular products, steel mill products or cut-to-length products. There is a risk that we will be unable to successfully make such shifts, and the failure to make such shifts could materially adversely affect us.

Our sales and profitability are subject to significant fluctuations as a result of the cyclical nature of the steel industry and the industries we serve.

The steel industry is highly cyclical in nature and sensitive to general economic conditions. The financial condition and results of operations of companies in the steel industry are generally affected by macroeconomic fluctuations in the U.S., Canadian and global economies. We are particularly sensitive to trends in the oil and gas exploration, oil and gas transmission, construction, heavy equipment and agricultural equipment industries, which are significant markets for our products and are highly cyclical. During the 1990 to 1992 downturn, substantial excess worldwide manufacturing capacity for steel products, combined with a worldwide economic slowdown, resulted in a substantial decrease in the demand for steel products, increased international competition and downward pressure on steel prices. Although demand for steel products recovered and the profitability of the industry improved between 1992 and 1997, in 1998 there was a major crisis in the North American steel industry as imported product began to enter the market at unprecedented levels. Although there were a number of anti-dumping and countervail cases prosecuted against offending nations, the tide was not stemmed. The penetration of imports has continued to affect the industry. In addition, some of our customers were adversely affected by the recent North American and worldwide recession, particularly following the events of September 11, 2001, which has resulted in, and which may in the future result in, defaults in the payment of accounts receivable owing to us. There is a risk that future economic conditions may not be favorable to the steel industry. Any future economic downturns could materially adversely affect us.

Risk factors

Our operations could be materially adversely affected by labor organizing activities or occupational health and safety laws and regulations.

Approximately 44% of our employees are represented by trade unions. The United Steelworkers of America represents members in Regina, Saskatchewan and Calgary, Alberta and the International Association of Bridge, Structural and Ornamental and Reinforcing Ironworkers represents members in Red Deer, Alberta. These unions represent 98% of our unionized labor force. Members of these unions ratified new labor agreements during 2002 that will expire beginning on December 31, 2005. Additionally, certain employees in the United States at our cut-to-length facility in St. Paul, Minnesota are represented by a union. Despite the new labor agreements, there is a risk that labor organizing activities at one or more of our facilities will occur and that any such activities, or any other labor difficulties at our or any other company upon which we are dependent for raw materials, transportation or other services, would have a material adverse effect on us.

We are subject to, among other things, stringent and comprehensive U.S. and Canadian occupational health and safety laws and regulations. Such laws and regulations may become more stringent and comprehensive and result in modifications to our facilities or practices that could involve additional costs that could materially adversely affect us.

We depend heavily on our senior management, and we may be unable to replace key executives if they leave.

The loss of the services of one or more members of our senior management team or our inability to attract, retain and maintain additional senior management personnel could harm our business, financial condition, results of operations and future prospects. Our operations and prospects depend in large part on the performance of our senior management team, including David Sutherland, our president and chief executive officer. We may not be able to find qualified replacements for any of these individuals if their services are no longer available. We do not have key man insurance on any of these individuals.

We expect that our future pension expenses will increase significantly, and if actuarial assumptions used to determine future pension expenses differ from actual results, our recorded net pension expense, as well as liability and future funding requirements, will be impacted.

We provide retirement benefits for substantially all of our employees under several defined benefit and defined contribution plans. The defined benefit plans provide benefits that are based on a combination of years of service and an amount that is either fixed or based on final earnings. Our policy with regard to the defined benefit plans is to fund the amount that is required by governing legislation. Independent actuaries perform the required calculations to determine pension expense in accordance with Canadian GAAP. Various statistical methods which attempt to anticipate future events are used in calculating the expense and liabilities related to the plans. The actuarial assumptions that we use may differ from actual results due to changing market and economic conditions, higher or lower withdrawal rates or longer or shorter life spans of participants. These differences may impact our recorded net pension expense and liability, as well as future funding requirements.

Our future annual pension expenses are expected to increase significantly because of increased service costs attributable to the new labor agreements, increased interest costs on benefit obligations that are escalating and increased amortization of shortfalls in plan asset investment actual losses relative to expected investment returns incurred over the last two years.

There is a risk that the import tariffs applied in the “Section 201 case” will not be continued for the full three year term. This may lead to a flood of low priced steel imports into the United States that could negatively impact our results of operations.

The World Trade Organization, or WTO, under the General Agreement on Tariffs and Trade, permits a nation to commence a safeguard action on behalf of a domestic industry that has been injured by substantial surges of imports, unfairly traded or not, and to legally impose tariffs or quotas designed to

Risk factors

give the injured domestic producers time to adjust to increased competition. During 2001, the most significant trade action was the initiation in the United States of an investigation under the safeguard provisions of Section 201 of the United States Trade Act of 1974 , or the Section 201 case. During the fourth quarter of 2001, the U.S. International Trade Commission, or the USITC, found that increased levels of imports were injuring the U.S. domestic industry in flat rolled steel, including plate products, all tubular products except oil and gas well casing and tubing, as well as a number of other steel products. Small diameter line pipe was not included in this action as it was already subject to a separate Section 201 finding. The USITC further recommended various remedies including quotas and tariffs of varying severity. In March 2002, President George W. Bush announced the implementation of relief measures in the form of additional tariffs to be applied on a declining scale over the next three years. Canada and Mexico were exempted under provisions of the North American Free Trade Agreement as were a number of developing countries. As required under the safeguard laws, the USITC conducted a mid-term review of the relief package to report on certain factual matters related to the impact of the import tariffs on both steel producers and consumers. The U.S. administration is considering these reports and will shortly determine whether to continue the Section 201 case remedies in their current form or to modify or terminate them. As a result of appeals filed by several countries, a WTO dispute panel has ruled that the Section 201 tariffs are not consistent with U.S. international trade obligations. The U.S. administration has appealed the WTO ruling and the decision is expected to come down on November 10, 2003.

Following upon the Section 201 case, Canadian authorities conducted a similar safeguard inquiry in which imports were found to be injuring domestic producers of plate, standard pipe, rebar, cold rolled steel and angle shapes and sections. The Canadian Government considered its relief options and decided not to take any remedial actions.

Current trade legislation and regulations intended to limit dumping may be inadequate or expire without being renewed.

Our business has historically been affected by both Canadian and U.S. trade legislation intended to limit “dumping,” a practice employed by certain foreign competitors that have sold steel into the U.S. or Canadian markets at prices below their costs or below prices prevailing in their own domestic markets. Such practices may result in injury to steel companies in Canada or the U.S. in the form of suppressed prices, lost sales, lower profits and reductions in production and employment levels. Although in a number of past cases Canadian and U.S. trade laws have been successfully invoked, they may be inadequate to prevent unfair import pricing practices that individually or collectively could materially adversely affect us.

In 2001, the steel industry commenced a number of cases in which we participated. In Canada, the domestic industry won an anti-dumping case related to hot rolled steel against nine countries and was successful in having a finding against standard pipe renewed for a further five years under the sunset provision of Canadian trade law. In addition, finding against OCTG casing that had been in place since 1985 was rescinded. In 2002, Canadian authorities continued a plate finding against four countries. Canadian authorities are presently assessing the merits of conducting an investigation into allegations made by the industry in the first quarter of 2003 of dumping of plate by three additional countries. In the United States, in addition to the Section 201 case, there have been a number of sunset hearings of existing findings. The findings related to the bulk of those products and countries have been renewed. In both Canada and the United States, several sunset review proceedings are pending. There is a risk that other existing findings will not be renewed and the expiry of existing trade sanctions could materially adversely affect us.

We could incur losses due to product liability claims, and we may be unable to maintain product liability insurance at acceptable costs.

We could experience losses from defects or alleged defects in our steel products, thereby subjecting us to claims for damages. We warrant that some of our products are free from certain defects and meet certain

Risk factors

manufacturing specifications. Future product liability claims may be made against us, and in addition, in the future, product liability in excess of such insurance coverage may be incurred and we may be unable to maintain such insurance with adequate coverage levels and at acceptable costs.

Movements in foreign currency exchange rates could negatively affect our operating results.

We have substantial investments in and operate production facilities in both the United States and Canada and market our products to customers in both countries. As a result, we utilize U.S. and Canadian currencies in various aspects of our business, with the split between U.S. dollar and Canadian dollar denominated sales and expenditures varying from time to time. Additionally, we have indebtedness denominated in both U.S. dollars and Canadian dollars. Fluctuations in the value of the Canadian dollar relative to the U.S. dollar can materially adversely affect us. The impact of changes in the value of the Canadian or United States dollar relative to other currencies may also impact the degree of competition from producers outside Canada and the United States and could materially adversely affect us. During the period January 1, 2002 to October 30, 2003, the exchange rate for one Canadian dollar, expressed in U.S. dollars, ranged from $0.6200 to $0.7667. The impact on us of fluctuations in the exchange rate between the Canadian and the U.S. dollars may be material in the future.

We cannot guarantee that the tax benefits related to net operating loss carry-forwards will be realized before they expire or that they may not have to be written off.

We have accumulated net operating loss carry-forwards, on a tax basis, of $355 million as of December 31, 2002 on our U.S. operations, for which we have recorded future tax benefits. Our ability to realize the future tax benefits is dependent on future profitability. Although 99% of the net operating loss carry-forwards do not begin to expire until 2018, there can be no guarantee that the tax benefits related to these carry-forwards will be realized before they expire. In addition, we may be required to expense these tax benefits if they are determined to be impaired sometime in the future and expensing these tax benefits would reduce our consolidated net worth which is required to be maintained at certain minimum levels pursuant to various agreements governing our existing indebtedness.

Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C., on September 11, 2001, and other acts of violence or war may affect the markets in which we operate, our operations, profitability and cash flow.

Terrorist attacks or other acts of violence or war may negatively affect our operations. There is a risk that there will be further terrorist attacks against the United States or U.S. businesses. These attacks may directly impact our physical facilities or those of our suppliers or customers. Furthermore, these attacks may make the transportation of our products more difficult and more expensive which would adversely affect our operating results. Also as a result of terrorism and other hostilities, the United States has entered into, and may enter into additional, armed conflicts which could have a further impact on our sales, our supply chain, and our ability to deliver product to our customers. The consequences of any of these armed conflicts are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business. More generally, any of these events could cause consumer confidence and industrial spending to decrease or result in increased volatility in the U.S. and worldwide financial markets and economy. They also could result in economic recession in the United States or abroad. Any of these occurrences could have a significant impact on our operating results, revenues, costs and cash flow.

RISKS RELATING TO THE NOTES

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations on the notes.

We have substantial indebtedness. As of September 30, 2003, we had $432.4 million of long-term debt, including the current portion. Furthermore, our projected annual debt service requirements (interest on

Risk factors

long-term debt on our Consolidated Statements of Income and Retained Earnings) over the next twelve months are approximately $35.7 million based on outstanding borrowings as of September 30, 2003. Our annual debt service requirements depend on a number of factors, including the level of borrowings under the credit facilities.

In addition, subject to restrictions in the indenture for the notes and our credit facility, we may incur additional indebtedness. The high level of our indebtedness could have important consequences to you, including the following:

➢	our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

➢	we must use a substantial portion of our cash flow from operations to pay interest and principal on the notes and other indebtedness, which will reduce the funds available to us for other purposes such as capital expenditures;

➢	we have a higher level of indebtedness than some of our competitors, which may put us at a competitive disadvantage and reduce our flexibility in planning for, or responding to, changing conditions in our industry, including increased competition; and

➢	we are more vulnerable to economic downturns and adverse developments in our business.

We expect to obtain the money to pay our expenses and to pay the principal and interest on the notes, our credit facilities and other debt from cash flow from our operations. Our ability to meet our expenses thus depends on our future performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets where we operate and pressure from competitors. We cannot be certain that our cash flow will be sufficient to allow us to pay principal and interest on our debt, including the notes, and meet our other obligations. If we do not have enough liquidity, we may be required to refinance all or part of our existing debt, including the notes, sell assets or borrow more money. We cannot guarantee that we will be able to do so on terms acceptable to us, if at all. In addition, the terms of existing or future debt agreements, including our credit facility and the indenture, may restrict us from pursuing any of these alternatives.

The indenture for the notes and the agreements governing our other indebtedness impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions.

The indenture for the notes and the agreements governing our other indebtedness impose significant operating and financial restrictions on us. These restrictions will limit our ability to take some actions. For more information, see “Description of the Notes.” There is a risk that these covenants will adversely affect our ability to finance our future operations or capital needs or to pursue available business opportunities. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable.

We could enter into transactions that would not constitute a change of control giving rise to an obligation to repurchase the notes, but that could increase the amount of our indebtedness outstanding.

The indenture for the notes imposes obligations on us to offer to repurchase the notes if we enter into a transaction that constitutes a change of control. Nevertheless, we could, in the future, enter into transactions such as acquisitions, refinancings or other recapitalizations or highly leveraged transactions that would not constitute a change of control giving rise to an obligation by us to repurchase the notes,

Risk factors

but that could increase the amount of indebtedness outstanding. Such transactions could affect our capital structure or credit ratings or otherwise affect the holders of the notes.

Our credit facility matures on March 4, 2005 and we may be unable to obtain an extension of this facility or a new facility on favorable terms or at all.

The final maturity of our unsecured $200.0 million credit agreement is presently scheduled for March 4, 2005. At the time this facility was entered into, our corporate debt ratings from both Standard & Poor’s Rating Services, or S&P, and Dominion Bond Rating Service Limited, or DBRS, were investment grade. Our debt ratings have subsequently been downgraded by both S&P and DBRS, and our rating from S&P is currently below investment grade. Because of the decline in our debt ratings, any extension to this facility or any new facility that we may enter into in the future may be on terms substantially less favorable to us than those provided under our existing facility, which may include less favorable pricing, more restrictive covenants or potentially providing security interests in our assets. The agreements governing our existing indebtedness limit our ability to grant liens securing a credit facility unless such existing indebtedness were to be secured equally and ratably. Consequently, we will have limited ability to grant first priority liens to the lenders under any extension of our existing facility or under any new facility. Furthermore, our existing indebtedness limits, and the indenture governing the notes will limit, the ability of our subsidiaries to guarantee the credit agreement unless such existing indebtedness and the notes are also guaranteed by these subsidiaries. As a result of these factors and uncertainties relating to the perception of potential lenders of the risks of our business and industry described in this section, an extension of our existing facility or a new facility may not be available to us on favorable terms or at all. If we are unable to obtain an extension of our existing facility or a new facility, we may be unable to obtain alternative sources of financing on acceptable terms to provide us with sufficient liquidity to operate our business and to fulfill our obligations with respect to the notes.

Assets of our non-guarantor subsidiaries may not be available to make payments on the notes.

Not all of our subsidiaries will guarantee the notes. As of September 30, 2003, our non-guarantor subsidiaries held approximately 4% of our consolidated assets, and for the twelve months ended  September 30, 2003, these subsidiaries accounted for approximately 10% of our revenues. Additionally, the indenture governing the notes provides that our existing and future subsidiaries will only be required to enter into a guarantee for the notes if they are a guarantor or a co-borrower under our credit facility. Our non-guarantor subsidiaries have no obligations to make payments in respect of the notes. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor subsidiary, the creditors of such subsidiary (including trade creditors) will generally be entitled to payment of their claims from the assets of such subsidiary before any assets are made available to us as a stockholder. After paying its own creditors, a non-guarantor subsidiary may not have any remaining assets available to satisfy our obligations under the notes.

Certain covenants in the indenture will not be applicable during any period in which the notes are rated investment grade by Moody’s, S&P and DBRS.

The indenture provides that certain covenants will not apply to us during any period in which the notes are rated investment grade by Moody’s, S&P and DBRS. These covenants restrict, among other things, our ability to incur indebtedness, pay dividends or repurchase or redeem stock or subordinated indebtedness, sell assets, make investments, enter into transactions with affiliates, enter into new lines of business and enter into business combinations. The notes may never be rated investment grade, and if the notes are rated investment grade, they may not be able to maintain such rating. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force, and any such actions that we take while these covenants are suspended will be permitted even if the notes are subsequently downgraded below investment grade. See “Description of the Notes—Certain Covenants.”

Risk factors

We may not be able to satisfy our obligations to holders of the notes which may arise upon a change of control.

Upon the occurrence of a “change of control,” as defined in the indenture, each holder of the notes, upon receipt of an offer that we will be required to make, will have the right to accept the offer and therefore require us to purchase the notes at a price equal to 101% of the principal amount, together with any accrued interest and liquidated damages, if any, to the date of purchase. Our failure to complete such a purchase of notes pursuant to an accepted offer, or to give notice of an offer to purchase the notes would be a default under the indenture, which would in turn be a default under our credit facilities.

If a change of control occurs, we may not have sufficient assets to satisfy all obligations under our credit facility and the indenture. In order to satisfy our obligations, we could seek to refinance the indebtedness under our credit facilities and the notes or obtain a waiver from the lenders or you as a holder of the notes. We may be unable to obtain a waiver or refinance our indebtedness on terms acceptable to us, if at all.

There is uncertainty about the meaning of the phrase “all or substantially all” in connection with determining whether a change of control has occurred.

“Change of control” in the indenture for the notes means, among other things, a disposition of “all or substantially all” of our assets. The phrase “all or substantially all” has no precise established meaning under applicable law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of our assets, and therefore it may be difficult for you to determine whether a change of control has occurred.

The guarantees may be voided under specific legal circumstances.

The notes are guaranteed by some of our subsidiaries. The guarantees may be subject to review under U.S. federal bankruptcy law and comparable provisions of state fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of our or one of a guarantor’s unpaid creditors. Under these laws, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, at the time any guarantor issued a guarantee of the notes:

➢	it issued the guarantee to delay, hinder or defraud present or future creditors; or

➢	it received less than reasonably equivalent value or fair consideration for issuing the guarantee at the time it issued the guarantee and:

➢	it was insolvent or rendered insolvent by reason of issuing the guarantee; or

➢	it was engaged, or about to engage, in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital to carry on its business; or

➢	it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature,

then the court could void the obligations under the guarantee, subordinate the guarantee of the notes to that guarantor’s other debt or take other action detrimental to holders of the notes and the guarantees of the notes.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent transfer had occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt:

➢	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

➢	it could not pay its debts as they become due.

We cannot be sure as to the standard that a court would use to determine whether or not a guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantees would not be voided or the guarantees would not be subordinated to the guarantors’ other debt. If such a case were to occur, the guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration.

In addition, under federal Canadian bankruptcy law, if certain bankruptcy or insolvency proceedings were initiated by or against a Canadian guarantor within a certain period after any payment by such Canadian guarantor with respect to its guarantee, or if such Canadian guarantor anticipated becoming insolvent at the time of such payment, all or a portion of such payment could be avoided as a fraudulent preference and the recipient of such payment could be required to return such payment.

Because several of our directors and officers reside in Canada, you may not be able to effect service of process upon them or enforce civil liabilities against them under the U.S. federal securities laws.

We are a corporation organized under the laws of Canada and governed by the applicable provincial, territorial and federal laws of Canada. Several of our directors and officers and some of the experts named in this prospectus reside principally in Canada. Consequently, it may be difficult to effect service of process within the United States upon those persons. In addition, there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon the U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us, our directors and officers or the experts named in this prospectus. For more information, see “Enforceability of Civil Liabilities Against Foreign Persons.”

Forward-looking statements

Information contained in this prospectus, other than historical information, may be considered forward-looking. Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these terms or other comparable words, or by discussions of strategy, plans or intentions. Forward-looking information reflects management’s current views of future events and financial performance that involve a number of risks and uncertainties. The factors that could cause actual results to differ materially include, but are not limited to, the following:

➢	general economic conditions;

➢	changes in financial markets;

➢	political conditions and developments, including conflict in the Middle East and the war on terrorism;

➢	changes in the supply and demand for steel and our specific steel products;

➢	the level of demand outside of North America for steel and steel products;

➢	equipment performance at our manufacturing facilities;

➢	the occurrence of any material lawsuits;

➢	the availability of capital;

➢	our ability to properly and efficiently staff our manufacturing facilities;

➢	domestic and international competitive factors, including the level of steel imports into the Canadian and U.S. markets;

➢	economic conditions in steel exporting nations;

➢	trade sanction activities and the enforcement of trade sanction remedies;

➢	supply and demand for scrap steel and iron, alloys and other raw materials;

➢	supply, demand and pricing for the electricity and natural gas that we use;

➢	changes in environmental and other regulations, including regulations arising from the Canadian Parliament’s ratification of the Kyoto Protocol, and the magnitude of future environmental expenditures;

➢	inherent uncertainties in the development and performance of new or modified equipment or technologies;

➢	North American interest rates;

➢	exchange rates; and

➢	other risks described under “Risk Factors.”

This list is not exhaustive of the factors which may impact our forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements. As a result of the foregoing and other factors, no assurance can be given as to any such future results, levels of activity or achievements and neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We undertake no obligation to update forward-looking statements contained in this prospectus.

Use of proceeds

This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus.

We used the net proceeds of the initial offering to repay $113 million of outstanding indebtedness under our credit facility without reducing the commitments thereunder. The debt under this facility bears interest at spreads over the Canadian prime rate, U.S. base rate, Canadian Bankers’ Acceptances Reference Discount Rate or U.S. dollar LIBOR, and this facility matures on March 4, 2005. We also used $3.3 million of the net proceeds to redeem our 10.58% unsecured notes, which were scheduled to mature on September 1, 2005. We will use the remainder of the net proceeds for general corporate purposes, which may include the redemption of all or part of our Series 1 Preferred Shares which become callable on May 15, 2004. Our Series 1 Preferred Shares accrue dividends at the rate of 5.50% per annum.

Capitalization

The following table sets forth our consolidated cash and cash equivalents and capitalization as of  September 30, 2003. This table should be read in conjunction with the information under the heading “Use of Proceeds” and our consolidated financial statements and related notes, which are incorporated into this document by reference.

(dollars in thousands)	As of September 30, 2003

Cash and Cash Equivalents	$109,006

Long-Term Debt (including current portion)(1)
6.94% unsecured notes	20,000
7.32% unsecured notes	85,714
7.80% unsecured Cdn$ notes	73,987
6.00% unsecured notes	14,715
8.11% unsecured notes	28,000
6.875% unsecured notes	10,000
8.75% Senior Notes due 2013	200,000

Total Long-Term Debt	432,416

Shareholders’ Equity
Subordinated notes	102,125
Preferred shares	98,654
Common shareholders’ equity	907,150

Total Shareholders’ Equity	1,107,929

Total Capitalization	1,540,345

(1)	We concluded the sale and leaseback of certain Montpelier Steelworks equipment in October 2000 for $150 million. We have options (but are not obligated) to repurchase this equipment in 2007 and again in 2011 for predetermined amounts, and in 2015 for the fair market value of the equipment, subject to a residual value guarantee. This transaction was and is treated as a sale, and subsequent lease payments as operating expenses, for Canadian GAAP purposes. This transaction would have been treated as a financing lease for U.S. GAAP purposes, with no recognition of the disposal of the assets and incurrence of secured debt in the amount of $131.4 million as of September 30, 2003.

Selected historical financial data

The following table presents selected historical consolidated statements of operations, financial position and other data for the periods presented and should only be read in conjunction with our audited and unaudited consolidated financial statements and the related notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations, which are included in our Annual Report on Form 40-F for the fiscal year ended December 31, 2002, as amended, and our Quarterly Report on Form 6-K for the nine month periods ended September 30, 2002 and September 30, 2003, and incorporated into this document by reference. We report our historical financial statements contained in this prospectus in U.S. dollars and prepare them in accordance with Canadian GAAP. Note 21 to our 2002 historical consolidated financial statements, which are incorporated into this document by reference, summarizes the significant differences between GAAP in Canada and in the United States. The historical financial data for each of the three years in the period ended December 31, 2002 have been derived from our historical audited consolidated financial statements incorporated into this document by reference. The historical financial data for each of the two years in the period ended December 31, 1999 have been derived from our historical audited consolidated financial statements which are not included in this prospectus. The historical financial data as of, and for the nine month periods ended September 30, 2002 and 2003, have been derived from our unaudited interim financial statements. Results of operations for an interim period are not necessarily indicative of results for a full year.

	Fiscal Year Ended December 31,					Nine Months Ended September 30,
(dollars in thousands, except per share amounts)	1998	1999	2000	2001	2002	2002	2003
Statement of Operations Data (Canadian GAAP):
Sales	$716,963	$808,251	$949,263	$903,743	$1,081,709	$825,626	$913,053
Cost of sales:
Manufacturing and raw material	552,972	623,615	764,633	770,788	925,343	715,867	806,910
Amortization of capital assets	20,202	29,670	35,257	37,107	51,049	39,216	44,818

	573,174	653,285	799,890	807,895	976,392	755,083	851,728

Gross income	143,789	154,966	149,373	95,848	105,317	70,543	61,325
Selling, research and administration	35,696	46,122	62,076	57,527	55,155	39,631	40,699

Operating income	108,093	108,844	87,297	38,321	50,162	30,912	20,626
Other expenses:
Interest on long-term debt	16,003	19,067	6,934	6,634	23,821	17,969	21,234
Other interest (income) expense, net	(4,493)	(6,488)	(800)	(928)	174	182	(744)
Foreign exchange (gain) loss	(712)	(1,300)	365	882	938	1,117	(5,712)
Other	—	—	—	—	—	—	(677)
Gain on sale of assets held for sale	—	—	—	—	(6,464)	—	—
Litigation settlement (gain)	—	—	—	(39,000)	—	—	—
Provision for loss on assets held for sale	—	—	—	10,000	—	—	—

Income before income taxes	97,295	97,565	80,798	60,733	31,693	11,644	6,525
Income tax expense (benefit)	23,441	23,283	23,125	21,865	11,414	4,196	4,568

Net income	73,854	74,282	57,673	38,868	20,279	7,448	1,957
Dividends on preferred shares, including part VI.I tax	748	5,895	5,935	5,692	5,608	4,206	4,631
Interest on subordinated notes, net of income tax	—	133	4,890	5,771	5,771	4,329	4,329

Net income (loss) attributable to common shareholders	73,106	68,254	46,848	27,405	8,900	(1,087)	(7,003)

Selected historical financial data

	Fiscal Year ended December 31,										Nine Months Ended September 30,
	1998		1999		2000		2001		2002		2002	2003
Earnings (loss) per common share:
Basic	$1.80		$1.68		$1.15		$0.67		$0.19		$(0.02)	$(0.15)
Diluted	1.75		1.58		0.91		0.66		0.19		(0.02)	(0.15)
Weighted average number of common shares outstanding:
Basic	40,697,121		40,737,559		40,805,619		40,832,218		46,481,854		46,106,305	47,667,498
Diluted	42,314,914		47,095,350		63,356,158		58,906,237		46,893,029		46,106,305	47,667,498
Statement of Operations Data (U.S. GAAP):
Net income (loss)	65,027		69,039		26,981		(40,935)		38,701		2,245	(1,113)
Net income (loss) attributable to common shareholders	64,253		63,144		21,046		(46,627)		33,093		(1,961)	(5,744)
Earnings (loss) per common share:
Basic	1.58		1.55		0.52		(1.14)		0.71		(0.04)	(0.12)
Diluted	1.54		1.45		0.50		(1.14)		0.66		(0.04)	(0.12)
Weighted average number of common shares outstanding:
Basic	40,697,121		40,737,559		40,805,619		40,832,218		46,481,854		45,377,714	47,667,487
Diluted	42,304,621		47,642,755		63,356,158		40,832,218		67,574,499		45,377,714	47,667,487
Ratios:
Canadian GAAP Ratio of earnings to fixed charges(1)	5.19	x	3.88	x	2.06	x	1.43	x	1.30	x	1.01	(1)
U.S. GAAP Ratio of earnings to fixed charges(1)	4.79	x	3.62	x	1.24	x	(1)		1.22	x	(1)	(1)

	As of December 31,										As of September 30,
(dollars in thousands, except per share amounts)	1998		1999		2000		2001		2002		2002	2003
Financial Position Data (Canadian GAAP):
Working capital(2)	$328,445		$282,525		$265,353		$231,199		$304,812		$256,180	$379,973
Total assets	1,262,791		1,472,959		1,619,908		1,724,165		1,744,312		1,712,803	1,882,983
Total debt(3)	287,634		327,701		364,922		442,909		377,588		342,023	432,416
Common shares	254,506		255,657		255,772		256,163		351,311		348,775	351,569
Shareholders’ equity	791,097		879,872		984,634		985,538		1,087,423		1,070,871	1,107,929
Financial Position Data (U.S. GAAP):
Working capital(2)	328,445		282,327		261,724		215,738		300,433		252,566	370,835
Total assets	1,231,160		1,417,788		1,722,667		1,758,550		1,795,523		1,711,570	1,852,005
Total debt(3)	287,634		337,701		614,922		686,504		618,949		583,384	663,803
Common shares	295,239		296,390		296,505		296,896		392,044		389,508	392,302
Shareholders’ equity	756,925		835,026		830,902		754,152		864,724		841,057	888,932

Selected historical financial data

	As of December 31,					As of September 30,
	1998	1999	2000	2001	2002	2002	2003
Other: (Canadian and U.S. GAAP):
Number of common shares outstanding at end of period	40,703,436	40,796,436	40,812,936	40,843,536	47,667,487	47,542,487	47,757,404
Dividends declared per common share:
U.S. Dollars	$0.326	$0.337	$0.337	$0.274	$0.128	$0.096	$0.108
Canadian Dollars	0.500	0.500	0.500	0.425	0.200	0.150	0.150
Dividends declared per preferred share:
U.S. Dollars	0.2291	0.9286	0.9233	0.8894	0.8756	0.6564	0.7210
Canadian Dollars	0.3513	1.3750	1.3750	1.3750	1.3750	1.0312	1.0312

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) from continuing operations before income taxes plus fixed charges and amortization of capitalized interest, income of equity investments, less interest capitalized and preference security dividends. Under Canadian GAAP, earnings were insufficient to cover fixed charges by $13.3 million for the nine months ended September 30, 2003. Under U.S. GAAP, earnings were insufficient to cover fixed charges by $19.9 million, $1.6 million and $11.7 million for the year ended December 31, 2001 and for the nine months ended September 30, 2002 and September 30, 2003, respectively.

(2)	Working capital is defined as current assets minus current liabilities.

(3)	Total debt includes long-term debt, installments due within one year on long-term debt and current bank indebtedness. In addition, under U.S. GAAP, total debt includes our subordinated notes and the lease of meltshop and caster equipment at our Montpelier Steelworks. We have options (but are not obligated) to repurchase this equipment in 2007 and again in 2011 for predetermined amounts, and in 2015 for the fair market value of the equipment, subject to a residual value guarantee.

Management

DIRECTORS AND EXECUTIVE OFFICERS

The following is a list of our (1) directors, (2) President and Chief Executive Officer and (3) other four most highly compensated executive officers, or the Named Executive Officers, as of September 30, 2003:

Name	Age	Years of Service	Position

Burton M. Joyce	61	10	Chairman of the Board of Directors
David Sutherland	54	26	Director, President and Chief Executive Officer
John Tulloch	55	26	Senior Vice President and Chief Commercial Officer
Joseph Russo	56	20	Senior Vice President and Chief Technical Officer
Robert Ratliff	55	3	Vice President and Chief Financial Officer
George Valentine	55	2	Vice President, General Counsel and Corporate Secretary
Michael A. Grandin	59	*	Director
Juanita H. Hinshaw	58	1	Director
Jack D. Michaels	66	3	Director
Bernard Michel	65	5	Director
Allan S. Olson	61	14	Director
Arthur R. Price	51	24	Director
Richard G. Sim	59	9	Director
Roger E. Tetrault	62	4	Director
Gordon Thiessen, O.C.	65	2	Director
D. Murray Wallace	55	20	Director
John B. Zaozirny, Q.C.	56	16	Director

*Mr. Grandin became a director on January 1, 2003.

Mr. Joyce is the Chairman of the Board of Directors of IPSCO Inc. and has served as a Director of IPSCO Inc. since 1993. Mr. Joyce was the President and Chief Executive Officer and a Director of Terra Industries Inc., a fertilizer and methanol manufacturer, between 1991 and 2001.

Mr. Sutherland has served as a Director and President and Chief Executive Officer of IPSCO Inc. since 2002. Mr. Sutherland was the Executive Vice President and Chief Operating Officer of IPSCO Inc. in 2001 and the Vice President and General Manager, Raw Materials and Coil Processing of IPSCO Inc. between 1997 and 2001.

Mr. Grandin has served as a Director of IPSCO Inc. since January 1, 2003. He is the Chairman and Chief Executive Officer of the Fording Canadian Coal Trust beginning in 2003, and the former President of Pan Canadian Petroleum Ltd. from 2001 to 2002. Mr. Grandin served as the Chief Financial Officer of Canadian Pacific Limited, an operating conglomerate in the energy, transportation and hotels business, between 1997 and 2001.

Ms. Hinshaw has served as a Director of IPSCO Inc. since 2002. Ms. Hinshaw has been the Senior Vice President and Chief Financial Officer of Graybar Electric Company, Inc. from 2000 to the present. Ms. Hinshaw spent fifteen years at Monsanto Company (1984-1999), holding the positions of Vice President and Treasurer from 1988 to 1999. Between her tenure at Monsanto and her current position with Graybar, Ms. Hinshaw spent fourteen months involved in civic and charitable activities and also served as the Chairman of the National Association of Corporate Treasurers.

Management

Mr. Michaels has served as a Director of IPSCO Inc. since 2000. Mr. Michaels has served as the Chairman and Chief Executive Officer of HON INDUSTRIES Inc., an office furniture and hearth products manufacturer, and is a former President of HON INDUSTRIES Inc.

Mr. Michel has served as a Director of IPSCO Inc. since 1998. Mr. Michel has spent over thirty-five years in the mining and nuclear industry, including serving as the Chairman of Cameco Corporation and former President and Chief Executive Officer of Cameco Corporation from 1991 to 2002. Mr. Michel was awarded the French Order of the Legion d’Honneur, in the rank of Chevalier, in July 1998. In addition to IPSCO Inc., Mr. Michel serves on the boards of directors of Bruce Power Inc. (Chairman) and Canadian Light Source Inc.

Mr. Olson has served as a Director of IPSCO Inc. since 1989. Mr. Olson was the President of First Industries Corporation, a privately-held business investment and management company, from 1991 to the present. In addition to IPSCO Inc., Mr. Olson serves on the boards of directors of Brookfield Properties Corporation and Summit REIT.

Mr. Price has served as a Director of IPSCO Inc. since 1979. Mr. Price has been the Chairman and Chief Executive Officer of Axia NetMedia Corporation from 1995 to the present. From 1984 to 1993, Mr. Price was the President and Chief Executive Officer of Husky Oil Operations Ltd. After leaving Husky, Mr. Price spent two years as Special Advisor on International Investments to the Chairman of the Board of Hutchison Whampoa Limited, as well as serving on the Board of Directors of Husky Oil Ltd.

Mr. Ratliff has served as the Vice President and Chief Financial Officer of IPSCO Inc. since 2000. Prior to joining IPSCO Inc., Mr. Ratliff was the Corporate Controller of Nalco Chemical Corporation.

Mr. Russo has served as the Senior Vice President and Chief Technical Officer of IPSCO Inc. since 2000. Prior to that, Mr. Russo held various executive positions with IPSCO Inc.

Mr. Sim has served as a Director of IPSCO Inc. since 1994. In April 2003, Mr. Sim retired from his position as the Chairman, President and Chief Executive Officer of APW Ltd., an integrated electronic enclosure systems company, which he held for the preceding five years.

Mr. Tetrault has served as a Director of IPSCO Inc. since 1999. In August 2000, Mr. Tetrault retired from his position as Chairman of the Board and Chief Executive Officer of McDermott International, Inc. which he held for the preceding four years. Mr. Tetrault is a member of the NASA Advisory Council.

Mr. Thiessen has served as a Director of IPSCO Inc. since 2001. Mr. Thiessen is currently the Chair of the Canadian Public Accountability Board (from 2002 to the present), an agency set up to oversee the auditors of public companies. Prior to that, Mr. Thiessen held various positions with the Bank of Canada, including serving as Governor between 1994 and 2001. Mr. Thiessen serves on numerous boards and committees, including the University of Saskatchewan (Chair, Board of Governors), University of Ottawa (Chair, Pension Fund Investment Committee), Institute for Research on Public Policy and ManuLife Financial. Mr. Thiessen was appointed an Officer of the Order of Canada by the Governor General of Canada in 2003 in recognition of his crucial role in the development and evolution of the Canadian monetary system.

Mr. Tulloch has served as the Senior Vice President and Chief Commercial Officer of IPSCO Inc. since 2000. Prior to that, Mr. Tulloch served as the Vice President, General Manager, Tubular Products of IPSCO Inc., and has held various other executive positions with IPSCO Inc.

Mr. Valentine has served as the Vice President, General Counsel and Corporate Secretary of IPSCO Inc. since 2003. From 2001 to 2003, Mr. Valentine was the Vice President and General Counsel of IPSCO Inc. Prior to joining IPSCO Inc., Mr. Valentine served as the Senior Vice President, General Counsel and Corporate Secretary of Terra Industries Inc.

Management

Mr. Wallace served on the IPSCO Inc. Board of Directors between 1974 and 1982, and from 1990 to the present. Mr. Wallace was the Chairman and Chief Executive Officer of Park Street Capital Corporation from 1998 to the present, and has served as the President of Axia NetMedia Corporation since 2000. From 1993 to 1998, he was President and Chief Executive Officer of Avco Financial Services Canada Ltd.

Mr. Zaozirny has served on the IPSCO Inc. Board of Directors since 1987. Mr. Zaozirny is Counsel to McCarthy Tétrault LLP, Barristers and Solicitors. He has practiced with McCarthy Tétrault LLP since 1987. Mr. Zaozirny has served as Vice Chairman of Canaccord Capital Corporation since 1996. He is a Governor of the Business Council of British Columbia and a Senior Associate of Cambridge Energy Research Associates. Mr. Zaozirny was the Minister of Energy and Natural Resources for the Province of Alberta from 1982 to 1986.

COMPENSATION OF DIRECTORS

Our directors who are not employed by us are compensated for their service in a manner designed to closely align their interests with those of our shareholders. All commentary that follows applies only to directors who are not our employees.

In 1999, our Board of Directors approved a Deferred Share Unit Plan under which directors receive some or their entire annual retainer in the form of deferred share units, or DSUs. In 2003, the Deferred Share Unit Plan was amended to permit directors to receive other director fees, as described below, in DSUs. DSUs are bookkeeping entries on our books, each of which has a value equal to the value of a common share of IPSCO Inc. Effective April 30, 2003, directors are entitled to receive an annual retainer of $35,000 per year, one-half of which must be received by way of DSUs. Directors may elect to receive the balance of their annual retainer in the form of DSUs. Directors are also credited with additional DSUs with a value equivalent to the amount of dividends which would have been paid on the common shares underlying the DSUs credited to their DSU account. The value of DSUs awarded to the directors is only payable to directors at the time of retirement from the Board of Directors, at which time the directors may receive the value of the DSUs credited to them, calculated with reference to the trading price of common shares at that time, less applicable withholding taxes, in cash or in shares purchased in the open market or, at our option and subject to applicable regulatory and shareholder approval, in common shares issued by IPSCO Inc. In conjunction with the establishment of the Deferred Share Unit Plan, the Board of Directors also determined that each director must hold 5,000 common shares of IPSCO Inc. or a combination of common shares and DSUs within five years or, in the case of new directors, within five years of becoming a director. Effective April 30, 2003, in addition to the annual retainer which may be received in the form of DSUs, each director, other than the Chairman of the Board of Directors, is entitled to receive $1,500 for each meeting of the Board of Directors and any committee of which he or she is a member, attended in person and $750 for each such meeting attended by telephone. In addition to the annual retainer, the Chairman of the Board of Directors receives an annual fee of $120,000 for serving in that capacity. The Chairman of any committee of the Board of Directors, other than the Chairman of the Board of Directors, receives an annual fee of $5,000 for serving in that capacity. Directors may also elect to receive these amounts in DSUs.

Directors are also granted options to purchase common shares of IPSCO Inc. Each new director is to be granted options for the purchase of 5,000 common shares, which options vest over three years. All continuing directors receive an annual grant of options for the purchase of 1,500 common shares, which vests over three years.

Directors are also reimbursed for reasonable expenses incurred in discharging their responsibilities as directors. In addition, we have in place group life and group accident, death and dismemberment insurance policies for the directors, the aggregate cost of which was Cdn$1,224 for the 2002 financial year.

Management

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets out the compensation for our President and Chief Executive Officer and Named Executive Officers:

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Under Options Granted (#)	Restricted(2) Shares/ Units Awarded ($)	Long-Term Incentive Plan Payouts ($)	All Other(3) Compensation ($)

David Sutherland	2002	385,000	—	10,200	80,000	61,684	—	3,845
President and
Chief Executive Officer(4)

Robert Ratliff	2002	256,250	—	—	15,000	—	—	2,785
Vice President and
Chief Financial Officer

Joseph Russo	2002	252,500	—	910	15,000	—	—	4,454
Senior Vice
President and Chief Technical Officer

John Tulloch	2002	252,500	—	13,350	22,000	—	—	4,454
Senior Vice
President and Chief Commercial Officer

George Valentine	2002	245,000	—	1,266	10,000	—	—	2,288
Vice President, General Counsel and Corporate Secretary

(1)	The value of perquisites and benefits is less than the lesser of Cdn$50,000 or 10% of total annual salary and bonus.

(2)	As of December 31, 2002, we had issued an aggregate of 4,400 restricted share units, having an aggregate value of $61,684 on the date of original grant.

(3)	All figures in this column reflect premiums that we paid for term life insurance and amounts received under our Employee Profit Sharing Plan. Pursuant to the Employee Profit Sharing Plan, IPSCO Inc. makes a profit sharing contribution for each plan year in which IPSCO Inc.’s target profit objectives are met. All employees of IPSCO Inc. (other than “leased” employees or members of a collective bargaining unit) are eligible to participate.

(4)	Mr. Sutherland became our President and Chief Executive Officer effective January 1, 2002.

Management

The following table sets out the options granted in 2002 for our President and Chief Executive Officer and Named Executive Officers:

Individual Grants

Name	Common Share(1) Options Granted	% of Total Options Granted to Employees in Financial Year	Exercise Price (Cdn$)	Market Value of Common Shares on Date of Grant (Cdn$)	Exercise Period

David Sutherland	80,000	19%	23.20	23.20	02/27/03 - 02/27/12
Robert Ratliff	15,000	4%	21.70	21.70	07/24/03 - 07/24/12
Joseph Russo	15,000	4%	21.70	21.70	07/24/03 - 07/24/12
John Tulloch	22,000	5%	21.70	21.70	07/24/03 - 07/24/12
George Valentine	10,000	2%	21.70	21.70	07/24/03 - 07/24/12

(1)	We have not issued any share appreciation rights.

In addition, during the year ended December 31, 2002, the aggregate amounts set aside or accrued to provide pension, retirement or similar benefits for our President and Chief Executive Officer and Named Executive Officers, pursuant to any existing plan, was Cdn$306,000.

SHARE OWNERSHIP

As a group, our directors, President and Chief Executive Officer and Named Executive Officers beneficially own, directly or indirectly, or exercise control or direction over less than 1% of the issued shares of IPSCO Inc.

The following table sets out the number of common share options and deferred share units held by our directors, President and Chief Executive Officer and Named Executive Officers as of December 31, 2002.

	Unexercised Options (1)		Deferred Share Units
	Exercisable	Unexercisable
Name
Burton M. Joyce	36,000	3,000	7,439.705
David Sutherland	150,000	80,000	—
John Tulloch	150,750	22,000	—
Joseph Russo	142,750	15,000	—
Robert Ratliff	15,000	65,000	—
George Valentine	15,000	10,000	—
Michael A. Grandin	—	—	—
Juanita H. Hinshaw	—	5,000	795.515
Jack D. Michaels	3,833	4,167	6,827.756
Bernard Michel	29,100	9,900	3,719.856
Allan S. Olson	36,000	3,000	3,719.856
Arthur R. Price	36,000	3,000	5,081.443
Richard G. Sim	36,000	3,000	7,439.705
Roger E. Tetrault	6,500	3,000	6,284.395
Gordon Thiessen, O.C.	1,666	4,834	2,620.090
D. Murray Wallace	36,000	3,000	3,719.856
John B. Zaozirny, Q.C.	36,000	3,000	3,719.856

(1)	IPSCO Inc. has a share option plan under which common shares are reserved for directors, officers and employees. These options, which are exercisable within 10 years, are to be granted at a price established by the Board of Directors of not less than the last Toronto Stock Exchange board lot trading price on the day of the grant. The options vest over one to three years. Outstanding options at December 31, 2002 expire between 2003 and 2012.

Related Party Transactions

The following table sets out the outstanding loans made by IPSCO Inc. to or for the benefit of its President and Chief Executive Officer and Named Executive Officers.

Loans
	Largest amount outstanding			Balance 12/31/02
	2000	2001	2002
David Sutherland	$254,000	$254,000	$229,000	$229,000
John Tulloch	$275,000	$275,000	$247,500	$247,500
Joseph Russo	$48,000	$48,000	$43,200	$43,200
George Valentine	—	—	$200,000	$200,000

These outstanding loans were made pursuant to IPSCO Inc.’s employee relocation program and do not bear interest provided that an event of default has not occurred.

Description of Other Obligations

REVOLVING CREDIT FACILITY

As of October 13, 2000, we entered into an amended and restated revolving credit facility with a syndicate of financial institutions, including The Toronto-Dominion Bank, acting as agent, and Royal Bank of Canada, acting as syndication agent. This credit facility was amended in February 2002. Set forth below is a summary of the terms of the credit facility. The credit facility provides for a revolving credit facility with an aggregate principal amount of up to $200 million and will mature on March 4, 2005. As of September 30, 2003, we had $200 million of unused commitments under the credit facility, excluding $12.9 million in letters of credit.

The borrowers under the credit facility are IPSCO Inc., IPSCO Saskatchewan Inc., IPSCO Steel Inc., IPSCO Enterprises Inc., IPSCO Steel (Alabama) Inc. and IPSCO Alabama Ltd.

The obligations of the borrowers under the credit facility are jointly and severally guaranteed by such borrowers as well as IPSCO Ontario Inc., IPSCO Minnesota Inc., IPSCO Texas Inc., IPSCO Tubulars Inc., IPSCO Recycling Inc. and IPSCO Investments Inc.

Borrowings under the credit facility bear interest, at our option, at spreads over the Canadian prime rate, the U.S. base rate, Canadian Bankers’ Acceptances Reference Discount Rate or U.S. dollar LIBOR, in either Canadian or U.S. funds, subject to maintaining the prescribed working capital ratio and other financial covenants.

Under the credit facility, we are required to pay a commitment fee on the difference between committed amounts and amounts actually borrowed under the credit facility. The commitment fee may range from 0.25% to 0.875% per annum, depending upon the ratio of consolidated funded debt to consolidated total capitalization, as described in the agreement governing the credit facility. We are also required to pay to The Toronto-Dominion Bank, the agent under the credit facility, an agency fee as stipulated in the agency fee agreement.

Our credit facility contains extensive affirmative and negative covenants which, among other things, require us to meet certain financial tests including:

➢	minimum current ratio;

➢	maximum ratio of consolidated funded debt to consolidated total capitalization;

➢	minimum consolidated tangible net worth; and

➢	maximum priority debt to consolidated tangible net worth.

The covenants also limit our ability and the ability of our subsidiaries to:

➢	create encumbrances on assets;

➢	dispose of assets;

➢	transfer debt or capital stock;

➢	guarantee or indemnify debt of third parties;

➢	create or incur non-capitalized lease obligations;

➢	engage in mergers and consolidations;

➢	engage in transactions with insiders;

➢	discontinue or change the nature of our businesses; and

➢	report our financial results in a currency other than U.S. dollars.

We are currently in compliance with the covenants contained in the credit facility. The credit facility also contains customary events of default, including, but not limited to:

➢	payment defaults;

➢	breaches of representations and warranties;

➢	covenant defaults;

➢	cross defaults to certain other agreements;

➢	certain events of bankruptcy and insolvency;

➢	judgment defaults; and

➢	changes of control of the subsidiary borrowers.

Certain of the events of default are subject to exceptions, materiality qualifiers and baskets.

GENERAL SCRAP PARTNERSHIP REVOLVING CREDIT FACILITY

As of March 19, 2003, our wholly-owned subsidiary, General Scrap Partnership, and certain of its wholly-owned subsidiaries entered into a Cdn$14 million secured revolving credit facility, the General Scrap credit facility, with Royal Bank of Canada. As of September 30, 2003, the General Scrap credit facility was undrawn. All borrowings under the General Scrap credit facility are joint and several obligations of each of the borrowers to Royal Bank of Canada.

The borrowers under the General Scrap credit facility are General Scrap Partnership, New Gensubco Inc., a wholly-owned subsidiary of General Scrap Partnership, and Sametco Auto Inc., a wholly-owned subsidiary of New Gensubco Inc.

As security for the borrowings and all other obligations of the borrowers, the borrowers granted Royal Bank of Canada a first ranking security interest in all of their personal property.

Borrowings under the General Scrap credit facility, which may be made by way of loans, bankers acceptances, letters of credit and letters of guarantee, bear interest at various rates. In particular, LIBOR based loans bear interest at LIBOR plus 0.45% per annum, while bills of exchange, including depository bills, bear interest at 0.45% per annum. Other Royal Bank of Canada loans, letters of credit and letters of guarantee bear interest at rates announced by the Royal Bank of Canada.

The General Scrap facility contains affirmative and negative covenants which, among other things, limit the abilities of the borrowers to:

➢	create encumbrances;

➢	dispose of assets;

➢	guarantee debt; and

➢	engage in mergers and consolidations.

We are currently in compliance with the covenants contained in the General Scrap credit facility.

Description of the notes

As used below in this “Description of the Notes” section, the “Issuer” means IPSCO Inc., a Canadian corporation, and its successors, but not any of its subsidiaries. The Issuer issued the outstanding 8 3/4% Senior Notes due 2013 and will issue the new 8 3/4% Senior Notes due 2013 under an Indenture, dated as of June 18, 2003 (the “Indenture”), among the Issuer, the Guarantors and Wells Fargo Bank Minnesota, N.A., as trustee (the “Trustee”).

Any outstanding notes that remain outstanding after completion of the exchange offer, together with the exchange notes issued in the exchange offer, will be treated as a single class of securities under the Indenture.

Unless otherwise required by context, references in this description to the “Notes” include the outstanding notes issued in a private transaction that was not subject to the registration requirements of the Securities Act and the exchange notes which have been registered under the Securities Act.

The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Issuer at its address set forth elsewhere in this prospectus.

The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.” All references to “dollars” or “$” in this description are references to U.S. dollars.

PRINCIPAL, MATURITY AND INTEREST

The Notes will mature on June 1, 2013. The Notes bear interest at the rate shown on the cover page of this prospectus, payable on June 1 and December 1 of each year, commencing on December 1, 2003, to Holders of record at the close of business on May 15 or November 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes is computed on the basis of a 360-day year of twelve 30-day months.

The Notes have been issued in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000.

An aggregate principal amount of Notes equal to $200.0 million is being issued in this offering. The Issuer may issue additional Notes in an unlimited amount having identical terms and conditions to the Notes being issued in this offering (the “Additional Notes”), subject to compliance with the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness.” Any Additional Notes will be part of the same issue as the Notes being issued in this offering and will vote on all matters as one class with the Notes being issued in this offering. For purposes of this “Description of the Notes,” except for the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness,” references to the Notes include Additional Notes, if any.

ADDITIONAL AMOUNTS

All payments made by the Issuer under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority in any jurisdiction in which the Issuer is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a “Relevant Taxing Jurisdiction”), unless the Issuer is required to withhold or deduct Taxes by law or by the

Description of the notes

interpretation or administration thereof. If the Issuer is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction, from any payment made under or with respect to the Notes, the Issuer will make such withholding or deduction and will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any Tax that would not have been imposed, payable or due:

(1)	with respect to a Holder with which the Issuer or any Guarantor does not deal on an arm’s length basis within the meaning of the Income Tax Act (Canada) on the date of such payment;

(2)	but for the existence of any present or former connection between the Holder and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere holding of the Notes or enforcement of rights thereunder or the receipt of payments in respect thereof;

(3)	but for the failure to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice; or

(4)	if the presentation of Notes (where presentation is required) for payment has not occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later.

In addition, Additional Amounts will not be payable if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes had been the Holder of the Notes and such beneficial owner would not be entitled to the payment of Additional Amounts by reason of clause (1), (2), (3) or (4) above. In addition, Additional Amounts will not be payable with respect to any Tax which is payable or assessed on a Holder under the laws of the jurisdiction(s) in which: (1) that Holder is incorporated, organized, resident or has a permanent establishment for tax purposes, or (2) that Holder’s office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the income received or receivable by that Holder.

Whenever in the Indenture or in this “Description of the Notes” there is mentioned, in any context, the payment of amounts under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Upon request, the Issuer will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

RANKING

The Notes are general unsecured obligations of the Issuer. The Notes rank senior in right of payment to all existing and future obligations of the Issuer that are, by their terms, expressly subordinated in right of

Description of the notes

payment to the Notes and pari passu in right of payment with all existing and future unsecured obligations of the Issuer that are not so subordinated. Each Note Guarantee (as defined below) is a general unsecured obligation of the Guarantor thereof and ranks senior in right of payment to all existing and future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.

The Notes and each Note Guarantee are effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness.

The Notes are also effectively subordinated to all existing and future obligations, including Indebtedness, of any Subsidiaries of the Issuer that are not Guarantors. Claims of creditors of these Subsidiaries, including trade creditors, generally have priority as to the assets of these Subsidiaries over the claims of the Issuer and the holders of the Issuer’s Indebtedness, including the Notes.

As of September 30, 2003, we had no senior secured indebtedness outstanding under Canadian GAAP. In addition, Cdn$14.0 million was available under a secured revolving credit facility. Also, we have obligations under our Montpelier Slab Caster and Meltshop sale and leaseback arrangements, which would be considered to be secured debt under U.S. GAAP in the amount of $131.4 million. Although the Indenture contains limitations on the amount of additional secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See “—Certain Covenants—Limitations on Additional Indebtedness” and “—Limitations on Liens.”

NOTE GUARANTEES

On the Issue Date, the Issuer’s obligations under the Notes and the Indenture were jointly and severally guaranteed (the “Note Guarantees”) by each Restricted Subsidiary that is a borrower under or has guaranteed Indebtedness under the Credit Agreement.

Not all of our Subsidiaries guaranteed the Notes. Restricted Subsidiaries that are not borrowers or guarantors under the Credit Agreement were not required to execute a Note Guarantee. Unrestricted Subsidiaries are also not Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. The non-guarantor Subsidiaries generated approximately 10% of our revenues for the twelve-month period ended September 30, 2003 and held approximately 4% of our consolidated assets as of September 30, 2003.

As of the date of the Indenture, all of our Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries,” the Issuer will be permitted to designate some of our Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be:

➢	an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

➢	a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee; and

➢	the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

Description of the notes

The obligations of each Subsidiary Guarantor under its Note Guarantee are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Credit Agreement permitted under clause (1) of “—Certain Covenants—Limitations on Additional Indebtedness”) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance, fraudulent transfer or similarly impermissible transaction under U.S. federal or state law or Canadian federal or provincial law. Each Subsidiary Guarantor that makes a payment or distribution under its Note Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on adjusted net assets of each Subsidiary Guarantor.

In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, amalgamation, consolidation, plan of arrangement or otherwise, or a sale or other disposition of all of the Equity Interests of any Subsidiary Guarantor then held by the Issuer and the Restricted Subsidiaries, then that Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee; provided that the Net Available Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, to the extent required thereby. See “—Certain Covenants—Limitations on Asset Sales.” In addition, the Indenture provides that any Subsidiary Guarantor that is designated as an Unrestricted Subsidiary or that otherwise ceases to be a Subsidiary Guarantor, in each case in accordance with the provisions of the Indenture, will be released from its Note Guarantee upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, as the case may be.

OPTIONAL REDEMPTION

Except as set forth below, the Notes may not be redeemed prior to June 1, 2008. We are not, however, prohibited from acquiring the Notes by means other than a mandatory or optional redemption, whether pursuant to an issuer tender offer, in open market purchases or otherwise, so long as such acquisition does not otherwise violate the terms of the Indenture or violate applicable securities laws. At any time on or after June 1, 2008, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning June 1 of the years indicated:

Year	Optional Redemption Price

2008	104.375
2009	102.916
2010	101.458
2011 and thereafter	100.000%

Redemption with Proceeds from Equity Offerings

At any time prior to June 1, 2006, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 108.75% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of

Description of the notes

such redemption and (2) the redemption occurs within 180 days of the date of the closing of any such Qualified Equity Offering.

Redemption for Changes in Withholding Taxes

In addition, the Issuer may, at its option, redeem all (but not less than all) of the Notes then outstanding, in each case at 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption, if the Issuer has become obligated to pay any Additional Amounts as a result of change in law (including any regulations promulgated thereunder) or in the interpretation or administration of law.

SELECTION AND NOTICE OF REDEMPTION

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described in the second paragraph under “—Optional Redemption—Redemption with Proceeds from Equity Offerings,” selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

CHANGE OF CONTROL

Within 30 days following any Change of Control, the Issuer will mail, or caused to be mailed, to the Holders a notice:

(1)	describing the transaction or transactions that constitute the Change of Control;

(2)	offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3)	describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

Description of the notes

If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, we cannot assure you that in the event of a Change of Control the Issuer will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer.

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under “—Certain Covenants—Limitations on Mergers, Amalgamations, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Issuer is required to make a Change of Control Offer.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to an accepted Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.

CERTAIN COVENANTS

The Indenture contains, among others, the following covenants:

Limitations on Additional Indebtedness

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Guarantor may incur additional Indebtedness if, after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio would be at least 2.0 to 1.0 (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following shall be permitted (the “Permitted Indebtedness”):

(1)

Indebtedness of the Issuer and any Guarantor under the Credit Agreement in an aggregate amount at any time outstanding not to exceed the greater of (x) the sum of (i) $212.0 million, less (ii) any Indebtedness outstanding under the General Scrap Facilities less (iii) the aggregate amount of Net Available Proceeds applied to repayments under the Credit Agreement in accordance with the covenant described under “—Limitations on Asset Sales,” and (y) 85% of the book value of the accounts receivable plus 60% of the book value of inventory of the Issuer and the Restricted

Description of the notes

Subsidiaries, calculated on a consolidated basis and in accordance with GAAP and in the case of each of clause (x) and (y) less the Outstanding Receivables Amount;

(2)	the Notes issued on the Issue Date (and any registered exchange Notes issued in exchange for such Notes) and the Note Guarantees;

(3)	Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above, and after giving effect to the intended use of proceeds of the Notes);

(4)	Indebtedness under Hedging Obligations; provided that (a) such Hedging Obligations are designed to protect against fluctuations in interest or currency rates or commodity prices and (b) in the case of any Hedging Obligations under clause (1) of the definition thereof, (I) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (II) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the amount of the Indebtedness to which such Hedging Obligations relate;

(5)	Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6)	Indebtedness in respect of bid, performance or surety bonds issued for the account of the Issuer or any Restricted Subsidiary, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(7)	Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, and Indebtedness under Capitalized Lease Obligations, industrial revenue bonds or mortgage financing incurred by the Issuer or any Restricted Subsidiary for the purpose of financing all or any part of the purchase price or cost of development of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding $25.0 million;

(8)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(9)	Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(10)	Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2) or (3) above or clauses (12), (13) or (16) below;

(11)	the guarantee by the Issuer or any Guarantor of Indebtedness of the Issuer or a Guarantor incurred pursuant to the Coverage Ratio Exception or another clause in this paragraph;

(12)	Indebtedness of the Issuer or any Restricted Subsidiary (including letters of credit) in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance, or similar requirements of the Issuer or any Restricted Subsidiary in the ordinary course of business;

(13)

customary indemnification, adjustment of purchase price or similar obligations, including title insurance, of the Issuer or any Restricted Subsidiary, in each case, incurred in connection with the acquisition or disposition of any assets of the Issuer or any Restricted Subsidiary (other than

Description of the notes

guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition);

(14)	Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

(15)	Indebtedness evidenced by promissory notes subordinated to the Notes and the Guarantees issued to current or former employees or directors of the Issuer or any Subsidiary (or their respective spouses or estates) in lieu of cash payments for Equity Interests being repurchased from such Persons in an aggregate amount not to exceed $5.0 million at any time outstanding;

(16)	Indebtedness of the Issuer or any Restricted Subsidiary to refinance the Montpelier Sale and Leaseback Obligations;

(17)	Indebtedness under the General Scrap Facilities in an amount not to exceed $12.0 million;

(18)	Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $40.0 million at any time outstanding; and

(19)	Indebtedness of the Issuer or any Restricted Subsidiary incurred during any Suspension Period.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (19) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer may, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (1) above.

The maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies. In determining the amount of Indebtedness outstanding under one of the clauses above, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be incurred by the Person or Persons incurring such obligation.

Limitations on Layering Indebtedness

At any time other than during a Suspension Period, the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Issuer or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Note Guarantee of such Guarantor, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Issuer or such Guarantor, as the case may be.

Limitations on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1)	a Default shall have occurred and be continuing or shall occur as a consequence thereof;

Description of the notes

(2)	the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3)	the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (4), (5), (7), (9), (10), (11) or, at any time prior to December 31, 2004, clause (6) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a)	50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are publicly available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(b)	100% of the aggregate net cash proceeds received by the Issuer either (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, plus

(c)	the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

(d)	in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the amount received with respect to such Investment less the cost of the disposition of such Investment and net of taxes and (ii) the amount of such Investment that was treated as a Restricted Payment, plus

(e)	upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

The foregoing provisions will not prohibit:

(1)	the payment by the Issuer or any Restricted Subsidiary of any dividend within 90 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

(2)	the redemption, repurchase or other acquisition of, or the payment of any sums due with respect to, any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3)	the redemption, repurchase or other acquisition of, or the payment of any sums due with respect to, Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitations on Additional Indebtedness” covenant and the other terms of the Indenture;

(4)	the redemption, repurchase or other acquisition of, or the payment of any sums due with respect to, Equity Interests of the Issuer held by officers, directors or employees or former officers,

Description of the notes

directors or employees (or their transferees, estates or benef beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $2.0 million during any calendar year (with unused amounts in any calendar year being usable, without duplication, in subsequent calendar years); provided that such amounts shall be increased by: (a) the cash proceeds from the sale of Equity Interests to members of management, directors or consultants of the Issuer and its Subsidiaries that occurs after the date of the Indenture (provided that such proceeds have not been included for the purpose of determining whether a previous Restricted Payment was permitted pursuant to the preceding paragraph) plus (b) the cash proceeds of key man life insurance policies received by the Issuer or any Restricted Subsidiaries after the Issue Date;

(5)	repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if the Equity Interests represent a portion of the exercise price thereof and repurchases of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

(6)	the payment of dividends on the First Preferred Shares in accordance with the Issuer’s articles of incorporation as in effect on the Issue Date;

(7)	at any time on or prior to December 31, 2004, the repurchase or redemption of the First Preferred Shares in accordance with the Issuer’s articles of incorporation as in effect on the Issue Date;

(8)	the payment of dividends on the Issuer’s common stock in an amount not to exceed $10.0 million per year;

(9)	Restricted Payments made during any Suspension Period;

(10)	the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Common Stock of the Issuer pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics;

(11)	payments by the Issuer or any Restricted Subsidiary in respect of Indebtedness of the Issuer or any Restricted Subsidiary owed to the Issuer or another Restricted Subsidiary; and

(12)	Restricted Payments of up to $20.0 million in the aggregate since the Issue Date;

provided that (a) in the case of any Restricted Payment pursuant to clause (3), (6), (7), (8), (9), (11) or (12) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)	pay dividends or make any other distributions on or in respect of its Equity Interests;

(b)	make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

(c)	transfer any of its assets to the Issuer or any other Restricted Subsidiary;

Description of the notes

except for:

(1)	encumbrances or restrictions existing under or by reason of applicable law;

(2)	encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees;

(3)	non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4)	encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the Credit Agreement) as in effect on that date;

(5)	restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(6)	restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under the Indenture to any Person pending the closing of such sale;

(7)	any instrument governing Acquired Indebtedness or any agreement of any Person that was acquired after the Issue Date, in either case, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(8)	any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive in the aggregate than those in effect on the Issue Date pursuant to agreements in effect on the Issue Date;

(9)	provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10)	Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets acquired;

(11)	any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided that such amendments or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more materially restrictive in the aggregate with respect to such encumbrances and restrictions than those prior to such amendment or refinancing; and

(12)	encumbrances or restrictions incurred or entered into during any Suspension Period.

Limitations on Transactions with Affiliates

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

(2)	the Issuer delivers to the Trustee:

(a)	with respect to any Affiliate Transaction involving aggregate value in excess of $10.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above

Description of the notes

and that sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

(b)	with respect to any Affiliate Transaction involving aggregate value of $20.0 million or more, the certificate described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

The foregoing restrictions shall not apply to:

(1)	transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2)	director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors;

(3)	the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(4)	loans and advances permitted by clause (3) of the definition of “Permitted Investments;”

(5)	Restricted Payments which are made in accordance with the covenant described under “—Limitations on Restricted Payments;”

(6)	any transaction with an Affiliate to the extent involving Qualified Equity Interests;

(7)	transactions with suppliers or purchasers for the sale or purchase of goods which are fair to the Issuer and its Restricted Subsidiaries and, in the judgment of the Board of Directors, are on terms at least as favorable as might reasonably have been obtained from an unaffiliated third party;

(8)	transactions with a Person that is an Affiliate solely because the Issuer or any Restricted Subsidiary owns Equity Interests in such Person; provided that no Affiliate of the Issuer (other than a Restricted Subsidiary) owns Equity Interests in such Person;

(9)	purchases and sales of raw materials or inventory in the ordinary course of business on market terms;

(10)	any transaction with an Affiliate entered into during any Suspension Period; or

(11)	transactions between the Issuer or any Restricted Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by the Indenture.

Limitations on Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) against any assets of the Issuer or any Guarantor (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or

Description of the notes

thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless contemporaneously therewith:

(1)	in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2)	in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitations on Asset Sales

At any time other than during a Suspension Period, the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1)	the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2)	at least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents.

For purposes of clause (2), the following shall be deemed to be cash:

(a)	the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is assumed (expressly or by operation of law) by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is no longer liable,

(b)	the amount of any obligations received from such transferee that are within 180 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

(c)	the Fair Market Value of any assets received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business.

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1)	satisfy all mandatory repayment obligations under the Credit Agreement arising by reason of such Asset Sale;

(2)	repay any Indebtedness which was secured by the assets sold in such Asset Sale;

Description of the notes

(3)	invest all or any part of the Net Available Proceeds thereof in the purchase of assets to be used by the Issuer or any Restricted Subsidiary in the Permitted Business; and/or

(4)	in the case of any Restricted Subsidiary that is not a Guarantor, repay Indebtedness of such Restricted Subsidiary.

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds equals or exceeds $20.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such

Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1)	the Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2)	the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3)	if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

(4)	upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

In the event of the transfer of substantially all (but not all) of the assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with the covenant described under “—Limitations on Mergers, Amalgamations, Consolidations, Etc.,” the successor corporation shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Limitations on Asset Sales” provisions of the Indenture, the Issuer shall

Description of the notes

comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Limitations on Asset Sales” provisions of the Indenture by virtue of this compliance.

Limitations on Designation of Unrestricted Subsidiaries

The Issuer may designate any Subsidiary of the Issuer as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)	no Default shall have occurred and be continuing after giving effect to such Designation; and

(2)	the Issuer would be permitted to make an Investment in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date (and in the case of any Designation occurring during a Suspension Period, the Issuer could make such Investment if such Suspension Period were not then in effect).

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

(3)	is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to the covenant described under “—Limitations on Restricted Payments.”

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under the covenant described under “—Limitations on Additional Indebtedness” or the Lien is not permitted under the covenant described under “—Limitations on Liens,” the Issuer shall be in default of the applicable covenant.

The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)	no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2)	all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

Description of the notes

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

Limitations on Sale and Leaseback Transactions

The Issuer will not, and will not permit any Guarantor to enter into any Sale and Leaseback Transaction; provided that the Issuer or any Guarantor may enter into a Sale and Leaseback Transaction if:

(1)	the Issuer or such Guarantor could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to the covenant described under “—Limitations on Additional Indebtedness” and (b) incurred a Lien on such assets pursuant to the covenant described under “—Limitations on Liens;” and

(2)	the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction.

Limitations on the Issuance or Sale of Equity Interests of Restricted Subsidiaries

At any time other than during a Suspension Period, the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any shares of Equity Interests of any Restricted Subsidiary except (1) to the Issuer, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, on a pro rata basis, at Fair Market Value, (2) to the extent such shares represent directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Wholly-Owned Restricted Subsidiary or (3) to a third party to the extent the Issuer would be permitted to make an Investment in the remaining Equity Interests of such Restricted Subsidiary pursuant to the covenant described under “—Limitations on Restricted Payments.” The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this covenant but is subject to the covenant described under “—Limitations on Asset Sales.”

Limitations on Mergers, Amalgamations, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate, merge or amalgamate with or into (other than a merger, amalgamation or plan of arrangement with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Issuer’s jurisdiction of incorporation to a State of the United States or another province or territory of Canada), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

(1)	either:

(a)	the Issuer will be the surviving or continuing Person; or

(b)	the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is organized and existing under the laws of any province or territory of Canada, any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement;

(2)	at any time other than during a Suspension Period, immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the

Description of the notes

incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

(3)	at any time other than during a Suspension Period, immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

For purposes of this covenant, any Indebtedness of the Successor that was not Indebtedness of the Issuer immediately prior to the transaction will be deemed to have been incurred in connection with such transaction.

Except as provided in the fifth paragraph under the caption “—Note Guarantees,” no Guarantor may consolidate or amalgamate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

(1)	either:

(a)	such Guarantor will be the surviving or continuing Person; or

(b)	the Person formed by or surviving any such consolidation or merger, amalgamation or plan of arrangement assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture and the Registration Rights Agreement; and

(2)	immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Upon any consolidation, combination, merger or amalgamation of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary may merge into, consolidate or amalgamate with the Issuer or another Restricted Subsidiary.

Additional Note Guarantees

If, after the Issue Date, any Restricted Subsidiary shall become a guarantor or a borrower under the Credit Agreement, the Issuer shall cause such Restricted Subsidiary to:

(1)

execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the

Description of the notes

Issuer’s obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2)	deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Conduct of Business

At any time except during a Suspension Period, the Issuer will not, and will not permit any Restricted Subsidiary to, enter into any line of business other than a Permitted Business.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Trustee and, upon request to any Holder, within the time periods specified in the SEC’s rules and regulations:

(1)	all annual financial information that would be required to be contained in a filing with the SEC on Form 40-F if the Issuer were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s independent accountants; and

(2)	all quarterly and current reports that would be required to be filed with the SEC on Form 6-K if the Issuer were required to file these reports.

In addition, following the consummation of the exchange offer contemplated by this prospectus, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to prospective investors upon request. The Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT

Each of the following is an “Event of Default”:

(1)	failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2)	failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3)	failure by the Issuer to comply with any of its agreements or covenants described above under “—Certain Covenants—Limitations on Mergers, Amalgamations, Consolidations, Etc.,” or in respect of its obligations to make a Change of Control Offer as described above under “—Change of Control;”

(4)	failure by the Issuer to comply with any other agreement or covenant in the Indenture (including the requirement to make a Net Proceeds Offer as described above under “—Certain Covenants— Limitations on Asset Sales) and continuance of this failure for 45 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

Description of the notes

(5)	default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a)	is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

(b)	results in the acceleration of such Indebtedness prior to its express final maturity or

(c)	results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $15.0 million or more;

(6)	one or more final and non-appealable judgments or orders that exceed $15.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7)	the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)	commences a voluntary case,

(b)	consents to the entry of an order for relief against it in an involuntary case,

(c)	consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d)	makes a general assignment for the benefit of its creditors;

(8)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)	is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b)	appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

(c)	orders the liquidation of the Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

(9)	any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default

Description of the notes

specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with  “—Certain Covenants—Limitations on Mergers, Amalgamations, Consolidations, Etc.,” the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(1)	has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2)	has been offered indemnity satisfactory to it in its reasonable judgment; and

(3)	has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “—Events of Default” section).

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to

(1)	rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2)	the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)	the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer’s obligation in connection therewith, and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will

Description of the notes

no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Holders must have a valid, perfected, exclusive security interest in such trust,

(2)	in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)	the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)	since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)	in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)	no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

(5)	the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

(6)	the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7)	the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then our obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Description of the notes

SATISFACTION AND DISCHARGE

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes, which shall survive until all Notes have been canceled) as to all outstanding Notes when the Issuer has paid all sums payable by it under the Indenture and either

(1)	all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)	(a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under “—Optional Redemption,” and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation, and

(b)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

TRANSFER AND EXCHANGE

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that:

(a)	no such amendment may, without the consent of the Holders of two-thirds in aggregate principal amount of Notes then outstanding, amend the obligation of the Issuer under the heading “—Change of Control” or the related definitions that could adversely affect the rights of any Holder; and

(b)	without the consent of each Holder affected, the Issuer and the Trustee may not:

(1)	change the maturity of any Note;

Description of the notes

(2)	reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

(3)	reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

(4)	make any Note payable in money or currency other than that stated in the Notes;

(5)	modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

(6)	reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7)	impair the rights of Holders to receive payments of principal of or interest on the Notes;

(8)	release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

(9)	make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer and the Trustee may amend the Indenture, the Note Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s obligations to the Holders in the case of a merger or acquisition, to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture), to make any change that does not materially adversely affect the rights of any Holder or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

CONCERNING THE TRUSTEE

Wells Fargo Bank Minnesota, N.A. is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a

Description of the notes

prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

GOVERNING LAW

The Indenture, the Notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN DEFINITIONS

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Asset Acquisition” means

(1)	an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or

(2)	the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1)	transfers of cash or Cash Equivalents;

(2)	transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under “—Certain Covenants—Limitations on Mergers, Amalgamations, Consolidations, Etc.;”

(3)	Permitted Investments and Restricted Payments permitted under the covenant described under “—Certain Covenants—Limitations on Restricted Payments;”

Description of the notes

(4)	the creation or realization of any Permitted Lien;

(5)	transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

(6)	sales of accounts receivable of the type specified in the definition of “Qualified Securitization Transaction” to a Securitization Entity for the Fair Market Value thereof; and

(7)	any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $2.5 million.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the implied rate in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or Toronto are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1)	marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or Canada or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America or Canada is pledged in support thereof);

(2)	demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any U.S. financial institution that is a member of the Federal Reserve System or any bank organized under the laws of Canada having combined capital and surplus and undivided profits of not less than $500 million and, in the case of any such U.S. financial institution, is assigned at least a “B” rating by Thomson Financial BankWatch;

(3)	commercial paper maturing no more than 180 days from the date of purchase thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia or Canada or any province or territory thereof and rated at least A-2 by S&P, at least P-2 by Moody’s or R-1(low) by DBRS;

(4)	repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

(5)	investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

“Change of Control” means the occurrence of any of the following events:

(1)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership”

Description of the notes

of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer;

(2)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;

(3)	(a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or

(4)	the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of

(1)	Consolidated Net Income, plus

(2)	in each case only to the extent deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary that is not a Guarantor only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a)	Consolidated Income Tax Expense,

(b)	Consolidated Amortization Expense (but only to the extent not included in Consolidated Fixed Charges),

(c)	Consolidated Depreciation Expense (but only to the extent not included in Consolidated Fixed Charges),

(d)	Consolidated Fixed Charges, and

(e)	all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

in each case determined on a consolidated basis in accordance with GAAP, minus

(3)	the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

Description of the notes

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are publicly available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)	the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds therefrom) and any repayment of other Indebtedness or redemption of other Preferred Stock (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)	any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(1)	interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)	if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)	notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Fixed Charges” for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and shall also include, without duplication,

(1)	imputed interest on Capitalized Lease Obligations, obligations under conditional sale and other title retention programs and Attributable Indebtedness,

Description of the notes

(2)	commissions and discounts owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3)	the net costs associated with Hedging Obligations of the type described in clause (1) of the definition thereof,

(4)	amortization of debt issuance costs and debt discount or premium,

(5)	the interest portion of any deferred payment obligations,

(6)	all other non-cash interest expense,

(7)	capitalized interest,

(8)	the product of (a) all dividend payments on any series of Preferred Stock of the Issuer or any Restricted Subsidiary (other than any such Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary), to the extent not deductible or creditable for tax purposes multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, foreign, state, provincial and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal,

(9)	all interest payable with respect to discontinued operations,

(10)	all interest on any Indebtedness of any other Person guaranteed by the Issuer or any Restricted Subsidiary but solely to the extent such Person is in default under such Indebtedness or such interest is currently payable by the Issuer or any Restricted Subsidiary, and

(11)	all interest payable with respect to any Indebtedness (other than any such Indebtedness held by the Issuer or a Wholly-Owned Restricted Subsidiary) of the Issuer or any Restricted Subsidiary to the extent such Indebtedness is treated as equity in accordance with GAAP;

provided that, notwithstanding the foregoing, any interest or dividends of the type described in this definition shall be excluded from Consolidated Fixed Charges to the extent paid in shares of the Issuer’s common stock.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)	the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Wholly-Owned Restricted Subsidiaries during such period;

(2)	except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3)

the net income of any Restricted Subsidiary that is not a Guarantor during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary

Description of the notes

during such period, except that the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4)	for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5)	other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any asset sale by the Issuer or any Restricted Subsidiary; and

(6)	other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Issuer or any Restricted Subsidiary during such period.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under “—Certain Covenants—Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (12) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness.”

“Credit Agreement” means the Amended and Restated Revolving Credit Agreement dated as of October 13, 2000 by and among the Issuer and the Guarantors, as borrowers, The Toronto-Dominion Bank, as agent, and the other lenders named therein, and one or more other debt facilities of the Issuer and/or the Guarantors, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement or agreements, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“DBRS” means Dominion Bond Rating Service Limited, and its successors.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designation” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Disqualified Equity Interests” of any Person means any Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or

Description of the notes

exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that is not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “—Change of Control” and such Equity Interests specifically provides that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “—Change of Control.”

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“First Preferred Shares” means the Issuer’s 6,000,000 Cdn$25.00 original liquidation value, first preferred shares Series 1 issued and outstanding on the date hereof.

“GAAP” means generally accepted accounting principles in Canada, as in effect from time to time.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“General Scrap Facilities” means one or more debt facilities of General Scrap Partnership or any of its Subsidiaries, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any

Description of the notes

agreement or agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement or agreements, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

“Guarantors” means each Restricted Subsidiary of the Issuer on the Issue Date that is a borrower under or has executed a guarantee of Indebtedness under the Credit Agreement, and each other Person that is required to become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement, (2) foreign exchange contracts, currency swap agreements or other similar agreement or arrangement, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or, indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1)	all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

(4)	all obligations of such Person to pay the deferred and unpaid purchase price of assets;

(5)	the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6)	all Capitalized Lease Obligations of such Person;

(7)	all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)	all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9)	all Attributable Indebtedness;

(10)	all Hedging Obligations of such Person; and

(11)	all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

Description of the notes

For the avoidance of doubt, “Indebtedness” of any Person shall not include:

(i)	current trade payables incurred in the ordinary course of business and payable in accordance with customary practices;

(ii)	deferred tax obligations;

(iii)	minority interest;

(iv)	uncapitalized interest;

(v)	non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business; and

(vi)	obligations of the Issuer or any Restricted Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business.

Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be deemed to have been incurred at the discounted principal amount at maturity thereof based on the implied rate in the transaction. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Independent Director” means a director of the Issuer who

(1)	has no financial interest in the transaction at issue;

(2)	does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer); and

(3)	has not and whose Affiliates have not, at any time during the twelve months prior to the taking of any action hereunder, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit from the Issuer or any of its Affiliates, other than directors’ fees for serving on the Board of Directors of the Issuer or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Issuer’s or Affiliate’s board and board committee meetings.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates.

“interest” means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

“Investment Grade” designates a rating of BBB- or higher by S&P, Baa3 or higher by Moody’s or BBB(low) by DBRS or the equivalent of such ratings by S&P, Moody’s or DBRS. In the event that the Issuer shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

Description of the notes

“Investments” of any Person means:

(1)	all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)	all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3)	all other items that would be classified as investments (including purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and

(4)	the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.” If the Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors. The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person. Notwithstanding the foregoing, purchases or redemptions of Equity Interests or debt instruments of the Issuer or any wholly-owned Subsidiary shall be deemed not to be Investments.

“Issue Date” means the date on which the Notes are originally issued.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Montpelier Sale and Leaseback Obligations” means the obligations of IPSCO Steel, Inc. to make payments pursuant to the Equipment Lease, dated as of October 13, 2000 between State Street Bank and Trust Company of Connecticut, National Association (in its capacity as trustee under IPSCO Statutory Trust No. 2000-1), as lessor, IPSCO Steel Inc., as lessee, as in effect on the Issue Date and as amended after the Issue Date in any manner that does not materially increase the obligations thereunder.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1)	brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

Description of the notes

(2)	provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)	amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4)	payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5)	appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds;

provided, that the term “Net Available Proceeds” shall not include the proceeds of any Asset Sale entered into during any Suspension Period.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1)	as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Issuer or any Restricted Subsidiary.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu as to payment with the Notes or the Note Guarantees, as applicable.

“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in this prospectus and businesses that are reasonably related thereto or constitute reasonable extensions thereof.

“Permitted Investment” means:

(1)	Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary;

Description of the notes

(2)	Investments in the Issuer by any Restricted Subsidiary;

(3)	loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes not in excess of $5.0 million at any one time outstanding;

(4)	Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness;”

(5)	Cash Equivalents;

(6)	receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7)	Investments in securities of trade creditors or customers received pursuant to any plan of compromise, arrangement or reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8)	Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Certain Covenants—Limitations on Asset Sales;”

(9)	lease, utility and other similar deposits in the ordinary course of business;

(10)	Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Issuer;

(11)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(12)	Investments in joint ventures in an aggregate amount not to exceed $35.0 million at any one time outstanding;

(13)	any Investment by the Issuer or a Restricted Subsidiary of the Issuer in a Securitization Entity; provided that such Investment is in the form of a Purchase Money Note or an equity interest or interests in accounts receivable generated by the Issuer or any of its Restricted Subsidiaries; and

(14)	Investments in an aggregate amount not to exceed $30.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

The amount of Investments outstanding at any time shall be deemed to be reduced:

(a)	upon the disposition or repayment of or return on any Investment, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

(b)	upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding.

“Permitted Liens” means the following types of Liens:

(1)	Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

Description of the notes

(2)	Liens imposed by law that are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, employees’, laborers’, employers’, suppliers’, banks’, repairmen’s and other like Liens;

(3)	Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(5)	judgment Liens not giving rise to a Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

(6)	easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

(7)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(8)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(9)	bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(10)	leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(11)	Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(12)	Liens securing all of the Notes and Liens securing any Note Guarantee;

(13)	Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

(14)	Liens in favor of the Issuer or any Restricted Subsidiary;

(15)	Liens on accounts receivables, inventory, books, records, supporting obligations and contracts and other rights related thereto securing Indebtedness under the Credit Agreement;

(16)	Liens securing Purchase Money Indebtedness and Liens securing Capitalized Lease Obligations to the extent such Liens do not extend to any property or assets other than the property or assets acquired after the Issue Date;

(17)	Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than

Description of the notes

improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(18)	Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(19)	Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in this definition; provided that in each case such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(20)	Liens to secure Attributable Indebtedness (including, without limitation, Liens securing the Montpelier Sale and Leaseback Obligations) and/or that are incurred pursuant to the covenant described under “—Certain Covenants—Limitations on Sale and Leaseback Transactions;” provided that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

(21)	Liens existing on the Issue Date;

(22)	Liens on accounts receivable, inventory, books, records and supporting obligations, contracts and other rights related thereto and Cash Equivalents securing Hedging Obligations incurred in compliance with clause (4) of the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness;”

(23)	pledges of or Liens on raw materials or on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such raw materials or manufactured products;

(24)	Liens in favor of banks that arise under Article 4 of the UCC on items in collection and documents relating thereto and proceeds thereof and Liens arising under Section 2-711 of the UCC;

(25)	Liens occurring solely by the filing of a UCC statement, which filing has not been consented to by the Issuer or any Restricted Subsidiary;

(26)	any obligations or duties affecting any property of the Issuer or any Restricted Subsidiary to any municipality or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purposes for which it is held;

(27)	undetermined or inchoate Liens arising in the ordinary course of business which have not at such time been filed pursuant to Law against the Person or which relate to obligations not due or delinquent;

(28)	Liens affecting real property of the Person which are: (i) title defects, encroachments or irregularities of a minor nature; or (ii) restrictions, easements, rights-of-way, servitudes or other similar rights in land (including, without restriction, rights of way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved by other Persons, and in each case to the extent that such Liens relate to real property that is material to the business of the Person, such Liens do not materially interfere with the use of such real property by the Person;

(29)	Liens affecting real property of the Person which are leasehold or license interests and relating to real property that is not otherwise required in the conduct of the business of such Person;

Description of the notes

(30)	the right reserved to or vested in any governmental entity by any statutory provision, or by the terms of any lease, license, franchise, grant or permit of the Person, to terminate any such lease, license, franchise, grant or permit or to require annual or other payments as a condition to the continuance thereof;

(31)	any Liens resulting from security given to a public utility or governmental entity when required by such utility or governmental entity in connection with the operation of the business of such Person;

(32)	the reservation, limitations, provisions and conditions, if any, expressed in any original grants of real property from the Crown;

(33)	covenants restricting or prohibiting access to or from real property abutting on controlled access highways, which do not adversely impair in any material respect the use of the real property concerned in the operation of the business conducted on such real property;

(34)	Liens arising or that may be deemed to arise on accounts receivable, books, records and contracts, supporting obligations and other rights related thereto in favor of a Securitization Entity arising in connection with a Qualified Securitization Transaction; and

(35)	Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $10.0 million at any one time outstanding.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other preferred or preferrence equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost plus the amount of fees and expenses associated with such purchase and the financing thereof, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Purchase Money Note” means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, the Issuer or any if its Restricted Subsidiaries in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to

Description of the notes

agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

“Qualified Equity Interests” means Equity Interests of the Issuer other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Issuer or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including, without limitation, in respect of any employee stock ownership or benefit plan).

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer to any Person who is not, prior to such issuance and sale, an Affiliate of the Issuer.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Issuer, any Restricted Subsidiary or a Securitization Entity pursuant to which the Issuer or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or the Issuer or any Restricted Subsidiary which subsequently transfers to a Securitization Entity (in the case of a transfer by the Issuer or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of the Issuer or any Restricted Subsidiary which arose in the ordinary course of business of the Issuer or such Restricted Subsidiary, and any assets related thereto, including, books, records, and supporting obligations, contracts and other rights relating thereto which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that the sum (the “Outstanding Receivables Amount”) of (i) the aggregate uncollected balances of the receivables so transferred (the “Transferred Receivables”) plus (ii) the aggregate amount of all collections on Transferred Receivables theretofore received by the seller but not yet remitted to the purchaser, in each case, at the date of determination, would not exceed $212.0 million

“Rating Agencies” means:

(a)	S&P;

(b)	Moody’s;

(c)	DBRS; or

(d)	if one or more of S&P, Moody’s or DBRS shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for S&P, Moody’s or DBRS, as the case may be.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of “—Optional Redemption.”

“Redesignation” has the meaning given to such term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the net proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”) in an amount not in excess of the amount of the Refinanced Indebtedness so repaid or amended plus costs and expenses associated therewith (or, if such Refinancing Indebtedness refinances Indebtedness under a

Description of the notes

revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

(1)	the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;

(2)	if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be;

(3)	the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

(4)	the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(5)	the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid or amended is secured.

“Restricted Payment” means any of the following:

(1)	the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities a such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2)	the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

(3)	any Investment other than a Permitted Investment; or

(4)	any redemption prior to 91 days before the scheduled maturity or prior to 91 days before any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing

Description of the notes

for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

“Securitization Entity” means any Unrestricted Subsidiary of the Company or any other corporation, trust or entity that is exclusively engaged in Qualified Securitization Transactions and activities relating directly thereto.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under “—Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Suspension Period” means any period in which the Notes are rated Investment Grade by all three Rating Agencies and no Default or Event of Default has occurred and is continuing under the Indenture.

“Tax” shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

“Taxing Authority” shall mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

Description of the notes

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

BOOK-ENTRY, DELIVERY AND FORM OF NOTES

The notes will be represented by one or more global notes (the “Global Notes”) in definitive form. The Global Notes will be deposited on the Issue Date with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”). DTC will maintain the notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

DTC has advised the Company as follows:

DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including the Euroclear System and Clearstream Banking, Société Anònyme, Luxembourg (collectively, the “Participants” or the “Depositary’s Participants”), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary’s Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants” or the “Depositary’s Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary’s Participants or the Depositary’s Indirect Participants. Pursuant to procedures established by DTC, ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary’s Participants) and the records of the Depositary’s Participants (with respect to the interests of the Depositary’s Indirect Participants).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

So long as the Global Note Holder is the registered owner of any notes, the Global Note Holder will be considered the sole holder of outstanding notes represented by such Global Notes under the Indenture. Except as provided below, owners of notes will not be entitled to have notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. None of the Issuer, the Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to such notes.

Payments in respect of the principal of, premium, if any, and interest on any notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the

Description of the notes

direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee may treat the persons in whose names any notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of notes (including principal, premium, if any, and interest). The Issuer believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary’s Participants and the Depositary’s Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary’s Participants or the Depositary’s Indirect Participants.

Subject to certain conditions, any person having a beneficial interest in the Global Notes may, upon request to the Trustee and confirmation of such beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for notes in definitive form. Upon any such issuance, the Trustee is required to register such notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such notes would be issued in fully registered form and would be subject to the legal requirements described in this prospectus. In addition, if (1) the Issuer notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary and the Issuer is unable to locate a qualified successor within 90 days or (2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of notes in definitive form under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, notes in such form will be issued to each person that such Global Note Holder and DTC identifies as being the beneficial owner of the related notes.

Neither the Issuer nor the Trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of notes and the Issuer and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

The exchange offer

EXCHANGE OFFER AND REGISTRATION RIGHTS

We entered into a registration rights agreement in connection with the initial offering (the “Registration Rights Agreement”), pursuant to which we agreed, for the benefit of the holders of the outstanding notes, to file with the SEC within 90 days following the issue date of the outstanding notes a registration statement (the “Exchange Offer Registration Statement”) under the Securities Act relating to an exchange offer pursuant to which notes substantially identical to the outstanding notes (except that such notes will not contain terms with respect to the special interest payments described below or transfer restrictions) and representing the same indebtedness as the outstanding notes, the exchange notes, will be offered in exchange for the then outstanding notes tendered at the option of the holders thereof.

We have agreed to cause the Exchange Offer Registration Statement to be declared effective by the SEC within 150 days following the issue date of the outstanding notes. We have further agreed to complete the exchange offer within 180 days following the issue date of the outstanding notes, to hold the offer open for at least 20 business days and to exchange the exchange notes for all outstanding notes validly tendered and not withdrawn before the expiration of the offer.

Under existing SEC interpretations, the exchange notes would in general be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers (“Participating Broker-Dealers”) receiving exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to sales of those exchange notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment form the original sale of the notes) by delivery of the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, we will be required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such exchange notes. The Exchange Offer Registration Statement will be kept effective as long as necessary after the exchange offer has been consummated in order to permit resales of exchange notes acquired by broker-dealers in after-market transactions. Each holder of notes (other than certain specified holders) who wishes to exchange such notes for exchange notes in the exchange offer will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the exchange offer it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and that it is not us or an affiliate of ours.

SHELF REGISTRATION

If:

(1)	the existing SEC interpretations are changed such that we cannot effect the exchange offer or the exchange offer is not for any reason consummated within 180 days following the issue date of the notes; or

(2)	the initial purchasers so request under certain circumstances; or

(3)	the exchange offer is not available to any holder of the notes,

we will, in lieu of (or, in the case of clause (2), in addition to) effecting registration of exchange notes, use our commercially reasonable best efforts to cause a registration statement under the Securities Act relating to a shelf registration of the outstanding notes for resale by holders or, in the case of clause (2), of the outstanding notes held by the initial purchasers for resale by the initial purchasers (the “Shelf

The exchange offer

Registration”) to become effective and to remain effective until two years following the issue date of the notes or such shorter period that will terminate when all the securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

We will, in the event of a Shelf Registration, provide to the holder or holders of the applicable notes copies of the prospectus that is a part of the registration statement filed in connection with the Shelf Registration, notify such holder or holders when the Shelf Registration for the applicable notes has become effective and take certain other actions as are required to permit unrestricted resales of the applicable notes. A holder of outstanding notes that sells such notes pursuant to the Shelf Registration generally would be required to be named as a selling security-holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

LIQUIDATED DAMAGES

The interest rate borne by the notes increases by 0.25% per year if:

➢	the Exchange Offer Registration Statement (or the shelf registration statement) has not been filed with the SEC 90 days after the issue date of the outstanding notes;

➢	the Exchange Offer Registration Statement (or the shelf registration statement) is not declared effective in the United States within 150 days after the issue date of the outstanding notes;

➢	the exchange offer (or shelf registration) in the United States is not completed within 180 days after the issue date of the outstanding notes; or

➢	any registration statement required by the Registration Rights Agreement is filed and declared effective but then ceases to be effective (except as specifically permitted in the Registration Rights Agreement) without being succeeded promptly by an additional registration statement filed and declared effective (these first bullets constitute “Registration Defaults”).

The amount of additional interest will increase by an additional 0.25% per year on the first day of each subsequent 90-day period until the Registration Default described in any of the bullet points above has been cured. The maximum aggregate amount of increase from the original interest rate under these provisions is 1.0% per year over the annual interest rate shown on the cover of this prospectus.

If we are required to pay additional interest, we will pay it to you in cash on the same dates that we make other interest payments on the exchange notes until we correct the Registration Default.

On the date on which all such Registration Defaults have been cured, the interest rate on the exchange notes will revert to the interest rate originally borne by the exchange notes (as shown on the cover of this prospectus).

We have not undertaken to file a prospectus in any province or territory of Canada to qualify the distribution of the exchange notes. A holder of notes in a Canadian province and to whom the exchange notes may not be distributed on an exempt basis may not receive exchange notes upon a consummation of the exchange offer.

The description in this prospectus of some of the provisions of the Registration Rights Agreement is a summary only. We urge you to read all the provisions of the Registration Rights Agreement, a copy of which is available from us upon request.

The outstanding notes and the exchange notes will be considered collectively to be a single class for all purposes under the notes indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase notes, and for purposes of the provisions described under the caption

The exchange offer

“Description of the Notes” all references therein to “notes” shall be deemed to refer collectively to notes and any exchange notes, unless the context otherwise requires.

TERMS OF THE EXCHANGE OFFER

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 12:00 midnight, New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Any holder may tender some or all of its outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

(1)	the exchange notes bear a different CUSIP Number from the outstanding notes;

(2)	the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

(3)	the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture.

As of the date of this prospectus, $200,000,000 aggregate principal amount of the outstanding notes were outstanding. We have fixed the close of business on                     , 2003 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

Holders of outstanding notes do not have any appraisal or dissenters’ rights under Canadian law or the indenture relating to the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof promptly after the expiration date of the exchange offer.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “—Fees and Expenses.”

The exchange offer

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

The term “expiration date” will mean 12:00 midnight, New York City time, on             , 2003, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

In order to extend the exchange offer, we will make a press release or other public announcement, notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, (1) to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions” have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Such decision will also be communicated in a press release or other public announcement prior to 9:00 a.m., New York City time on the next business day following such decision. Any announcement of delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on December 1, 2003. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

Interest on the exchange notes is payable semi-annually on each June 1 and December 1, commencing on December 1, 2003.

PROCEDURES FOR TENDERING

Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 12:00 midnight, New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent’s message and other required documents must be completed and received by the exchange agent at the address set forth below under “Exchange Agent” prior to 12:00 midnight, New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

By executing the letter of transmittal, each holder will make to us the representations set forth above in the third paragraph under the heading “The Exchange Offer.”

The exchange offer

The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent’s message.

The method of delivery of outstanding notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. See “Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner” included with the letter of transmittal.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account with respect to the outstanding notes in accordance with DTC’s procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in

The exchange offer

the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes, and to the extent we waive such defects, irregularities or conditions to tender, such waivers will be applicable to all outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

GUARANTEED DELIVERY PROCEDURES

Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

(A)	the tender is made through a member firm of the Medallion System;

(B)	prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

(C)	the properly completed and executed letter of transmittal of facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 12:00 midnight, New York City time, on the expiration date.

To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 12:00 midnight, New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

(1)	specify the name of the person having deposited the outstanding notes to be withdrawn;

The exchange offer

(2)	identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(3)	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

(4)	specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

CONDITIONS

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may, prior to the expiration of the exchange offer, terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

(1)	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which we reasonably believe might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

(2)	any law, statute, rule, regulation or interpretation by the Staff of the SEC is proposed, adopted or enacted, which we reasonably believe might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

3)	any governmental approval has not been obtained, which approval we reasonably believe to be necessary for the consummation of the exchange offer as contemplated by this prospectus.

If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see  “—Withdrawal of Tenders”) or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

EXCHANGE AGENT

Wells Fargo Bank Minnesota, N.A. has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of

The exchange offer

transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Registered/Certified Mail:	MAC # N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517

By Standard Mail or Overnight Courier:	MAC # N9303-121 Corporate Trust Operations 6th & Marquette Avenue Minneapolis, MN 55479

In Person by Hand Only:	608 Second Avenue South Corporate Trust Operations, 12th Floor Minneapolis, MN 55402

Facsimile Transmission:	(612) 667-2160

To Confirm Receipt of Facsimile by Telephone:	(612) 667-0266

For Information or to Request Additional Copies/Notice of Guaranteed Delivery:	(800) 344-5128

Delivery to an address other than set forth above will not constitute a valid delivery.

FEES AND EXPENSES

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates’ officers and regular employees.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding notes may be resold only:

(1)	to us upon redemption thereof or otherwise;

(2)	so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within

The exchange offer

the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3)	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4)	pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

With respect to resales of exchange notes, based on interpretations by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the Staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

Material U.S. income tax considerations

The following discussion addresses the material U.S. federal income tax considerations relating to the exchange offer. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable treasury regulations promulgated or proposed under the Code, judicial authority and current administrative rulings and practice. All of these authorities may change without notice, possibly on a retroactive basis. This summary deals only with holders that will hold notes as capital assets within the meaning of Section 1221 of the Code. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks and other financial institutions; tax-exempt organizations; insurance companies; traders or dealers in securities or currencies; custodians, nominees or similar financial intermediaries holding notes for others; or persons that will hold notes as a position in a hedging transaction, straddle or conversion transaction for tax purposes. This summary does not discuss the tax consequences of any conversion of currency into or out of the U.S. dollar as such a conversion relates to the purchase, ownership or disposition of the notes. We have not sought any ruling from the Internal Revenue Service (IRS) with respect to the statements made and the conclusions reached in the following summary. There can be no assurance that the IRS will agree with such statements and conclusions.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

The exchange of outstanding notes for the exchange notes pursuant to the exchange offer will not constitute a taxable event for U.S. federal income tax purposes.

Material Canadian federal income tax considerations

The following is, as of the date hereof, a summary of the material Canadian federal income tax considerations generally applicable to a holder of exchange notes who acquires the exchange notes pursuant to this prospectus. This summary applies to a holder of exchange notes who, for purposes of the Income Tax Act (Canada) (the “Act”) at all relevant times, is not and is not deemed to be resident in Canada, holds notes as capital property, deals at arm’s length with IPSCO Inc. and does not use or hold and is not deemed to use or hold the exchange notes in carrying on business in Canada and, in the case of an insurer, will not carry on an insurance business in Canada with which the exchange notes are effectively connected or in respect of which the exchange notes would be designated insurance property for purposes of the Act (a “Non-Resident Holder”).

This summary is based on the provisions of the Act in force on the date hereof, the regulations thereunder and IPSCO Inc.’s understanding of the current published administrative practices and policies of the Canada Customs and Revenue Agency (“CCRA”) all in effect as of the date hereof. This summary also takes into account all specific proposals to amend the Act and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof and assumes that all such proposals will be enacted substantially as proposed. However, no assurance can be given that such proposals will be enacted as proposed, or at all. Except for such proposals, this summary does not take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, or any changes in the administrative practices or policies of the CCRA. This summary does not take into account tax legislation or considerations of any province or territory of Canada or of any jurisdiction other than Canada.

This summary is of a general nature only and is not intended to be, and should not be interpreted as, legal or tax advice to any particular holder of exchange notes. Accordingly, you should consult your own tax advisor with respect to the Canadian and other tax considerations relevant to you, having regard to your individual circumstances.

The exchange of outstanding notes for the exchange notes pursuant to the exchange offer will not constitute a taxable event for purposes of the Act. Accordingly, a Non-Resident Holder will not be subject to tax under the Act in respect of such exchange.

The Payment by IPSCO Inc. of interest, principal or premium on the exchange notes to a Non-Resident Holder with whom IPSCO Inc. deals at arm’s-length within the meaning of the Act at the time of making the payment will be exempt from Canadian withholding tax. For the purposes of the Act, related persons (as therein defined) are deemed not to deal at arm’s length and it is a question of fact whether persons not related to each other deal at arm’s length.

No other taxes on income (including taxable capital gains) will be payable in respect of the holding, redemption or disposition of the exchange notes by a Non-Resident Holder.

Plan of distribution

Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the date on which the Exchange Offer Registration Statement is declared effective, or such longer period if extended pursuant to the Registration Rights Agreement, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the date on which the Exchange Offer Registration Statement is declared effective, or such longer period if extended pursuant to the Registration Rights Agreement, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

Prior to the exchange offer, there has not been any public market for the outstanding notes. The outstanding notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer. The holders of outstanding notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to the outstanding notes. The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time.

Legal matters

The validity and enforceability of the exchange notes and the guarantees have been passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois, Burr & Forman LLP, Birmingham Alabama, George H. Valentine, Esq., Vice President, General Counsel and Corporate Secretary of IPSCO Inc. and Michele T. Klebuc-Simes, Esq., Assistant General Counsel of IPSCO Inc.

Experts

The consolidated financial statements of IPSCO Inc. appearing in IPSCO Inc.’s Annual Report on Form 40-F for the fiscal year ended December 31, 2002, as amended, have been audited by Ernst & Young LLP independent auditors, as stated in their report appearing therein, and incorporated into this document by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

We are a foreign private issuer as defined in Rule 405 of the Securities Act. As a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations and, with respect to the purchases and sales of our securities, our officers, directors and principal shareholders are exempt from the reporting and “short swing” profits recovery provisions contained in Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. As a Canadian public company, we file information such as periodic reports and financial information with the Canadian Securities Administrators that may be accessed at www.sedar.com, which website may also be accessed through our website at www.ipsco.com. Our common shares and preferred shares are listed on the Toronto Stock Exchange, and you may inspect such information at the offices of the Toronto Stock Exchange, 2 First Canadian Place, Toronto, Ontario M5X 1J2 Canada.

Our common shares are also listed on The New York Stock Exchange, and you may inspect our SEC filings at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may read and copy this information at the Public Reference Room of the SEC, 450 Fifth Street,

Where you can find more information

N.W., Washington, D.C. 20549. You may also obtain copies of all or any part of such material by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. For more information about the operation of the Public Reference Room, call the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports and other information about issuers who file electronically with the SEC. The Internet address of the site is http://www.sec.gov. Some, but not all, of our publicly filed information is available through the SEC’s web site. We are not incorporating the contents of the website of the SEC or any other person into this document. We are only providing information about how you may obtain certain documents that are incorporated into this document by reference at these websites.

This prospectus forms part of the registration statement filed by IPSCO Inc. and the other guarantors with the SEC under the Securities Act of 1933, as amended. This prospectus omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC.

In the notes indenture we agreed that, whether or not we are required to do so by the rules and regulations of the Securities and Exchange Commission, or SEC, for so long as any of the notes remain outstanding, we will furnish the trustee and the holders of the notes:

➢	all quarterly, annual and other financial information that would be required to be contained in a submission to the SEC on Forms 40-F and 6-K if we were required to file or furnish such forms; and

➢	with respect to our annual financial information only, a report on the information by our independent accountants.

Incorporation of certain documents by reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC.

IPSCO Inc. has filed with the SEC, pursuant to the Exchange Act, an Annual Report on Form 40-F (File No. 001-14568) for the fiscal year ended December 31, 2002, as amended, and Reports on Form 6-K (File No. 001-14568) filed June 2, 2003 (First Quarter Report and Interim MD&A), July 31, 2003 (Second Quarter Report and Interim MD&A), September 15, 2003 (Amendment to Second Quarter Report and Interim MD&A) and October 29, 2003 (Third Quarter Report and Interim MD&A), which are hereby incorporated by reference in and made a part of this prospectus. Statements contained in any such documents as to the contents of any contract or other document referred to therein are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed with the SEC, each such statement being qualified in all respects by such reference.

Reports and other information filed by us with the SEC following the date hereof and prior to the termination of the exchange offer, including Annual Reports of IPSCO Inc. on Form 40-F and Reports on Form 6-K that indicate on the cover pages thereof that they are to be incorporated into one or more registration statements of IPSCO Inc., shall be deemed to be incorporated by reference herein.

We will provide to you upon written or oral request, without charge, a copy of any and all of the information incorporated by reference in this prospectus (excluding exhibits to such information unless such exhibits are specifically incorporated by reference therein). Requests for copies of such information relating to IPSCO Inc. should be directed to IPSCO Inc., 650 Warrenville Road, Suite 500, Lisle, Illinois 60532, telephone: (630) 810-4800, Attn: Robert Ratliff, Vice President and Chief Financial Officer.

PROSPECTUS

            , 2003

IPSCO Inc.

Exchange Offer for

$200,000,000

8 3/4% Senior Notes due 2013

PART II:    INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20:    Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933.

Registrants Incorporated Under Canadian Law

IPSCO Inc., IPSCO Ontario Inc., IPSCO Recycling Inc. and IPSCO Saskatchewan Inc. are incorporated under the laws of Canada. Under the Canada Business Corporations Act, or the CBCA, a corporation may indemnify a present or former director or officer of such corporation or a person who acts or acted at the corporation’s request as a director or officer of another corporation of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of such corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation if he was substantially successful on the merits in his defense of the action or proceeding and fulfilled the conditions set forth above.

In accordance with the CBCA, the bylaws of these corporations provide that the respective corporation must indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the corporation or any such body corporate, and such director or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by such director or officer in respect of any civil, criminal or administrative action or proceeding to which such director or officer has been made a party by reason of being or having been a director or officer of the corporation or such body corporate if (1) such director or officer acted honestly and in good faith with a view to the corporation’s best interests, and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful.

The bylaws also provide that the respective corporation must indemnify any such director or officer who fulfills the conditions contained in (1) and (2) above and who has been substantially successful on the merits in the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the corporation or a body corporate, against all costs, charges and expenses reasonably incurred by such person in connection with the defense of such action or proceeding.

Registrants Incorporated Under Delaware Law

IPSCO Minnesota Inc., IPSCO Tubulars Inc., IPSCO Texas Inc., IPSCO Investments Inc., IPSCO Steel Inc. and IPSCO Enterprises Inc. are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Statute”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an “indemnified capacity”). The indemnity may include expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute. The articles of incorporation and/or by-laws of these corporations generally provide that the respective corporation shall, in certain instances and to the fullest extent permitted by Delaware Statute, indemnify each person who is or was made a party or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses, judgments, fines and amounts paid in settlement.

Registrants Organized Under Alabama Law

IPSCO Steel (Alabama) Inc. is incorporated under the laws of the State of Alabama. As permitted by Sections 10-2B-8.50 through 10-2B-8.58 of the Alabama Business Corporation Act, Article XII of the bylaws of IPSCO Steel (Alabama) Inc. provides for indemnification of directors, officers and employees in certain instances. The provisions of Article XII of the bylaws of this corporation generally provide that the corporation shall indemnify each person who is or was made a party or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses, judgments, fines and amounts paid in settlement.

IPSCO Steel (Alabama) is also the general partner (the “General Partner”) of IPSCO Alabama Ltd., a limited partnership formed in accordance with the laws of the State of Alabama and The Alabama Limited Partnership Act of 1997, as amended or replaced from time to time. The provisions of Article 7.15 of the limited partnership agreement generally provide that the partnership shall, in certain instances, indemnify and hold harmless the General Partner, its officers, directors, partners, agents and employees from and against any losses (other than loss of profits), expenses claims or liability incurred by any of them arising out of any claims based upon any acts performed or omitted to be performed in connection with the business of the partnership, including costs, expenses and solicitor’s fees expended in the settlement or defense of any such claims.

Item 21.    Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The attached Exhibit Index is incorporated herein by reference.

(b)	Financial Statement Schedules.

The requisite financial statement schedule and auditors’ report thereon are being filed as  Exhibit 99.4 hereto.

Item 22.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b) Insofar

as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue

(c)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The	undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in sub-paragraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The	undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on the 3rd day of November, 2003.

IPSCO INC.

By:	/S/ GEORGE H. VALENTINE

George H. Valentine Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Burton M. Joyce	Chairman of the Board of Directors	November 3, 2003

* David Sutherland	Director, President and Chief Executive Officer (Principal Executive Officer)	November 3, 2003

* Robert Ratliff	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 3, 2003

* Michael A. Grandin	Director	November 3, 2003

* Juanita H. Hinshaw	Director	November 3, 2003

* Jack D. Michaels	Director	November 3, 2003

* Bernard Michel	Director	November 3, 2003

* Allan S. Olson	Director	November 3, 2003

* Arthur R. Price	Director	November 3, 2003

* Richard G. Sim	Director	November 3, 2003

* Roger E. Tetrault	Director	November 3, 2003

* Gordon Thiessen, O.C.	Director	November 3, 2003

* D. Murray Wallace	Director	November 3, 2003

* John B. Zaozirny, Q.C.	Director	November 3, 2003

* George H. Valentine	Authorized Representative in the United States	November 3, 2003

*	The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

By:	/s/ GEORGE H. VALENTINE
George H. Valentine, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on the 3rd day of November, 2003.

IPSCO STEEL (ALABAMA) INC.

By:	/S/ GEORGE H. VALENTINE

George H. Valentine Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David Sutherland	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 3, 2003

* Robert Ratliff	Director and Treasurer (Principal Financial and Accounting Officer)	November 3, 2003

* Greg Maindonald	Director and Vice President	November 3, 2003

* Raymond Rarey	Director and Vice President	November 3, 2003

* George H. Valentine	Authorized Representative in the United States	November 3, 2003

*	The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

By:	/S/ GEORGE H. VALENTINE
George H. Valentine, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on the 3rd day of November, 2003.

IPSCO ALABAMA LTD.

By:	IPSCO STEEL (ALABAMA) INC., its general partner

By:	/S/ GEORGE H. VALENTINE

George H. Valentine Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David Sutherland	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 3, 2003

* Robert Ratliff	Director and Treasurer (Principal Financial and Accounting Officer)	November 3, 2003

* Greg Maindonald	Director and Vice President	November 3, 2003

* Raymond Rarey	Director and Vice President	November 3, 2003

* George H. Valentine	Authorized Representative in the United States	November 3, 2003

*	The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

By:	/s/ GEORGE H. VALENTINE
George H. Valentine, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on the 3rd day of November, 2003.

IPSCO MINNESOTA INC.

By:	/S/ GEORGE H. VALENTINE

George H. Valentine Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Joseph Russo	President (Principal Executive Officer)	November 3, 2003

* Robert Ratliff	Director and Treasurer (Principal Financial and Accounting Officer)	November 3, 2003

* David Sutherland	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 3, 2003

* Greg Maindonald	Director and Vice President	November 3, 2003

* George H. Valentine	Authorized Representative in the United States	November 3, 2003

*	The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

By:	/s/ GEORGE H. VALENTINE
George H. Valentine, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on the 3rd day of November, 2003.

IPSCO TUBULARS INC.

By:	/S/ GEORGE H. VALENTINE

George H. Valentine Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John Tulloch	Chairman of the Board of Directors	November 3, 2003

* David Sutherland	Vice Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 3, 2003

* Robert Ratliff	Director and Treasurer (Principal Financial and Accounting Officer)	November 3, 2003

* Greg Maindonald	Director	November 3, 2003

* George H. Valentine	Authorized Representative in the United States	November 3, 2003

*	The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

By:	/s/ GEORGE H. VALENTINE
George H. Valentine, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on the 3rd day of November, 2003.

IPSCO TEXAS INC.

By:	/S/ GEORGE H. VALENTINE

George H. Valentine Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Joseph Russo	President (Principal Executive Officer)	November 3, 2003

* Robert Ratliff	Director and Treasurer (Principal Financial and Accounting Officer)	November 3, 2003

* David Sutherland	Director	November 3, 2003

* Greg Maindonald	Director	November 3, 2003

* George H. Valentine	Authorized Representative in the United States	November 3, 2003

*	The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

By:	/s/ GEORGE H. VALENTINE
George H. Valentine, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on the 3rd day of November, 2003.

IPSCO ONTARIO INC.

By:	/S/ GEORGE H. VALENTINE

George H. Valentine Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David Sutherland	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 3, 2003

* Robert Ratliff	Director, Vice President and Treasurer (Principal Financial and Accounting Officer)	November 3, 2003

* Robert Eisner	Director and Assistant Treasurer	November 3, 2003

* George H. Valentine	Authorized Representative in the United States	November 3, 2003

*	The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

By:	/s/ GEORGE H. VALENTINE
George H. Valentine, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on the 3rd day of November, 2003.

IPSCO RECYCLING INC.

By:	/S/ GEORGE H. VALENTINE

George H. Valentine Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert Ratliff	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	November 3, 2003

* Robert Eisner	Director, Vice President and Treasurer (Principal Financial and Accounting Officer)	November 3, 2003

* George H. Valentine	Authorized Representative in the United States	November 3, 2003

*	The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

By:	/s/ GEORGE H. VALENTINE
George H. Valentine, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on the 3rd day of November, 2003.

IPSCO INVESTMENTS INC.

By:	/S/ GEORGE H. VALENTINE

George H. Valentine
Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David Sutherland	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 3, 2003

* Robert Ratliff	Director, President and Treasurer (Principal Financial and Accounting Officer)	November 3, 2003

* Greg Maindonald	Director	November 3, 2003

* George H. Valentine	Authorized Representative in the United States	November 3, 2003

*	The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

By:	/s/ GEORGE H. VALENTINE
George H. Valentine, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on the 3rd day of November, 2003.

IPSCO SASKATCHEWAN INC.

By:	*

Robert Ratliff Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John Tulloch	Chairman of the Board of Directors	November 3, 2003

* David Sutherland	Vice Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 3, 2003

* Robert Ratliff	Director and Vice President (Principal Financial and Accounting Officer)	November 3, 2003

* George H. Valentine	Authorized Representative in the United States	November 3, 2003

*	The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

By:	/s/ GEORGE H. VALENTINE
George H. Valentine, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on the 3rd day of November, 2003.

IPSCO STEEL INC.

By:	/S/ GEORGE H. VALENTINE

George H. Valentine Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David Sutherland	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 3, 2003

* Robert Ratliff	Director and Treasurer (Principal Financial and Accounting Officer)	November 3, 2003

* Greg Maindonald	Director and Vice President	November 3, 2003

* George H. Valentine	Authorized Representative in the United States	November 3, 2003

*	The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

By:	/s/ GEORGE H. VALENTINE
George H. Valentine, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on the 3rd day of November, 2003.

IPSCO ENTERPRISES INC.

By:	/S/ GEORGE H. VALENTINE

George H. Valentine Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David Sutherland	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	November 3, 2003

* Robert Ratliff	Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 3, 2003

* Greg Maindonald	Director and Vice President	November 3, 2003

* George H. Valentine	Authorized Representative in the United States	November 3, 2003

*	The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

By:	/S/ GEORGE H. VALENTINE
George H. Valentine, Attorney in Fact

Exhibit Index

Exhibit No.	Description
1.1	Purchase Agreement, dated June 13, 2003, by and among IPSCO Inc., UBS Securities LLC, RBC Dominion Securities Corporation, TD Securities (USA) Inc., CIBC World Markets Corp., ABN AMRO Incorporated, Wells Fargo Securities, LLC and the Guarantors thereto*

3.1	Articles of Continuance, as amended, of IPSCO Inc.**

3.2	Articles of Incorporation of IPSCO Steel (Alabama) Inc.**

3.3	Certificate of Limited Partnership of IPSCO Alabama Ltd.**

3.4	Certificate of Incorporation, as amended, of IPSCO Minnesota Inc.**

3.5	Certificate of Incorporation, as amended, of IPSCO Tubulars Inc.**

3.6	Certificate of Incorporation, as amended, of IPSCO Texas Inc.**

3.7	Articles of Incorporation of IPSCO Ontario Inc.**

3.8	Articles of Incorporation, as amended, of IPSCO Recycling Inc.**

3.9	Certificate of Incorporation of IPSCO Investments Inc.**

3.10	Articles of Incorporation, as amended, of IPSCO Saskatchewan Inc.**

3.11	Certificate of Incorporation, as amended, of IPSCO Steel Inc.**

3.12	Certificate of Incorporation, as amended, of IPSCO Enterprises Inc.**

3.13	Bylaws of IPSCO Inc.**

3.14	Bylaws of IPSCO Steel (Alabama) Inc.**

3.15	Limited Partnership Agreement of IPSCO Alabama Ltd.**

3.16	Bylaws of IPSCO Minnesota Inc.**

3.17	Bylaws of IPSCO Tubulars Inc.**

3.18	Bylaws of IPSCO Texas Inc.**

3.19	Bylaws of IPSCO Ontario Inc.**

3.20	Bylaws of IPSCO Recycling Inc.**

3.21	Bylaws of IPSCO Investments Inc.**

3.22	Bylaws of IPSCO Saskatchewan Inc.**

3.23	Bylaws of IPSCO Steel Inc.**

3.24	Bylaws of IPSCO Enterprises Inc.**

4.1	Registration Rights Agreement, dated as of June 18, 2003, by and among IPSCO Inc., UBS Securities LLC, RBC Dominion Securities Corporation, TD Securities (USA) Inc., CIBC World Markets Corp., ABN AMRO Incorporated, Wells Fargo Securities, LLC and the Guarantors thereto*

4.2	Indenture, dated as of June 18, 2003, by and among IPSCO Inc., the Guarantors thereto and Wells Fargo Bank Minnesota, N.A., as Trustee, relating to the issuance of the 8 3/4% Senior Notes*

5.1	Opinion of Kirkland & Ellis LLP regarding the validity of the securities offered hereby*

Exhibit No.	Description

5.2	Opinion of George H. Valentine, Esq., Vice President, General Counsel and Corporate Secretary of IPSCO Inc.**

5.3	Opinion of Burr & Forman LLP*

5.4	Opinion of Michele T. Klebuc-Simes, Esq., Assistant General Counsel of IPSCO Inc.**

12.1	Ratio of Earnings to Fixed Charges**

23.1	Consent of Ernst & Young LLP**

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)*

23.3	Consent of George H. Valentine, Esq., Vice President, General Counsel and Corporate Secretary of IPSCO Inc. (included in Exhibit 5.2)**

23.4	Consent of Burr & Forman LLP (included in Exhibit 5.3)*

23.5	Consent of MacPherson Leslie & Tyerman LLP**

23.6	Consent of Michele T. Klebuc-Simes, Esq., Assistant General Counsel of IPSCO Inc. (included in Exhibit 5.4)**

24.1	Powers of Attorney (included in Part II of the Registration Statement)*

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank Minnesota, N.A.*

99.1	Form of Letter of Transmittal*

99.2	Form of Tender Instructions*

99.3	Form of Notice of Guaranteed Delivery*

99.4	Financial statement schedule and auditors’ report thereon*

*	Filed previously.
**	Filed herewith.